SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                           ELITE PHARMACEUTICALS, INC.
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)
                                       N/A
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment Filing Fee (Check the appropriate box):

[X] No fee required.

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state how it was determined): N/A

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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(4) Date Filed: N/A

                       [ELITE PHARMACEUTICALS LETTERHEAD]


May 27, 2008

Dear Stockholder:

      You are cordially invited to attend our Annual Meeting of the Stockholders of Elite Pharmaceuticals, Inc. to be held at 10:00 a.m., June 26, 2008 at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, NY 10022.

      At this meeting you are being asked to (i) elect four directors for a one year term, (ii) approve and ratify the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share (the "Common Stock") from 65,000,000 to 150,000,000, (iii) approve and ratify the amendment to our Certificate of Incorporation to provide that holders of Common Stock are not entitled to vote on any amendment to our Certificate of Incorporation (including any Preferred Stock certificate of designation) that relates solely to the terms of one or more outstanding series of our preferred stock, par value $0.01 per share (the "Preferred Stock") if the holders of such affected series are entitled to vote on such amendment, (iv) ratify certain amendments made to our Certificate of Incorporation which relate solely to our Series B 8% Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock") which were previously approved by a majority of the holders of the Series B Preferred Stock, (v) approve and ratify the amendment to our Stock Option Plan to increase the number of shares of Common Stock reserved under our Stock Option Plan from 7,000,000 to 10,000,000 and (vi) ratify the appointment of Miller, Ellin & Company, LLP as our independent auditor. Your Board of Directors recommends that you vote FOR each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about each of these proposals.

      Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your proxy card promptly in the enclosed postage-paid envelope. This will not limit your right to vote in person or attend the meeting.

      Thank you for your continued interest in us. We hope that you will be able to join us on June 26, 2008.

                             Very truly yours,

                             /s/ Bernard Berk

                             Bernard Berk
                             PRESIDENT AND CHIEF EXECUTIVE OFFICER



                             YOUR VOTE IS IMPORTANT

In order to assure representation of your shares at the meeting, please complete, sign, date and return the enclosed proxy card.

                           ELITE PHARMACEUTICALS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 26, 2008

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elite Pharmaceuticals, Inc. ("WE" or "US") will be held at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, on June 26, 2008 at 10:00 a.m., to consider and act upon the following:

1. The election of four directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

2. A proposal to approve and ratify the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 65,000,000 to 150,000,000.

3. A proposal to approve and ratify the amendment to our Certificate of Incorporation to provide that holders of Common Stock are not entitled to vote on any amendment to our Certificate of Incorporation (including any Preferred Stock certificate of designation) that relates solely to the terms of one or more outstanding series of our Preferred Stock if the holders of such affected series are entitled to vote on such amendment.

4. A proposal to ratify certain amendments made to our Certificate of Incorporation which relate solely to our Series B Preferred Stock which were previously approved by a majority of the holders of the Series B Preferred Stock.

5. A proposal to approve and ratify an amendment of our Stock Option Plan to increase the number of shares of Common Stock reserved under the Stock Option Plan from 7,000,000 to 10,000,000.

6. A proposal to ratify the appointment of Miller, Ellin & Company LLP as our independent auditor of the financial statements for the year ending March 31, 2008.

7. The transaction of such other business as may properly come before the meeting or any adjournment thereof that was not known a reasonable time before the solicitation.

      All stockholders of record at the close of business on April 28, 2008 are entitled to notice of and to vote at this meeting and any adjournments thereof.

      You are requested to sign and date the enclosed proxy card and return it in the enclosed envelope.

      Our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, which is not part of the proxy soliciting materials, is enclosed.

By Order of the Board of Directors
Mark I. Gittelman
CHIEF FINANCIAL OFFICER AND SECRETARY

May 27, 2008

This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and the accompanying proxy card are first being distributed to shareholders on or about June 4, 2008.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This Proxy Statement contains forward-looking statements within the meaning of the Federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "plans," "intends," "expects," "goals" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Actual results may differ materially from those projected in the forward-looking statements due to various uncertainties and risks, including without limitation risks associated with the effects of general economic and market conditions, lessening demand in the information technology market, successful integration of acquisitions, difficulty managing operations and difficulty in keeping pace with rapid industry, technological and market changes, as well as those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and any updates to the Risk Factors set forth in our Quarterly Reports on Form 10-Q filed since our Annual Report. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

                           ELITE PHARMACEUTICALS, INC.
                                 PROXY STATEMENT


INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Elite Pharmaceuticals, Inc., a Delaware corporation ("ELITE", the "COMPANY", "WE", "OUR" or "US"), for our Annual Meeting of Stockholders to be held on June 26, 2008, and any adjournments thereof. You are receiving this Proxy Statement because you own shares of the Company's Common Stock that entitle you to vote at the Annual Meeting of the Stockholders. By use of proxy, you can vote, whether or not you attend the meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

      The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting of the Stockholders, the voting process, the Company's Board of Directors and committees, the compensation of directors and certain executive officers and other required information.

PURPOSE

      The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of the Annual Meeting of Stockholders.

RECORD DATE AND VOTING RIGHTS

      Our common stock, par value $0.01 per share (the "COMMON STOCK"), is the security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on April 28, 2008 to one vote on each of the matters to be voted upon at the Annual Meeting. The shares of our preferred stock, par value $0.01 per share (the "PREFERRED STOCK") have no voting rights as to the matters to be considered at the Annual


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

Meeting. As of April 28, 2008, we had outstanding 23,068,780 shares of Common Stock (excluding 100,000 treasury shares).

      Stockholders vote at the Annual Meeting by casting ballots (in person or by proxy) which will be tabulated by a person who is appointed by the Board of Directors before the Annual Meeting to serve as inspector of election at the Annual Meeting and who has executed and verified an oath of office.

QUORUM; BROKER NON-VOTES AND ABSTENTIONS

      In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. A majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum.

       Abstentions are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

      Broker non-votes are proxies received from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Brokers only possess discretionary power over matters that are considered routine, such as the election of directors described in Proposal 1 or the approval of auditors described in Proposal 6. Stockholders are advised to forward their voting instructions promptly so as to afford brokers sufficient time to process such instructions.

SOLICITATION

      Solicitation of proxies may be made by our directors, officers and regular employees by mail, telephone, facsimile transmission or other electronic media and in person for which they will receive no additional compensation. The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by us. Upon request, we will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock. Also, we have retained D.F. King & Co., Inc. ("DF KING") to aid in the distribution and solicitation of proxies. DF King will receive a fee of $6,000 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by us.

VOTING OF PROXIES

      If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted as specified in the proxy. If you do not specify in the proxy how your shares are to be voted, the shares will be voted as recommended by the Board of Directors: FOR Proposals 1, 2, 3, 4, 5 and 6.

REVOCATION

      You have the right to revoke your proxy at any time before it is voted by attending the meeting and voting in person or filing with our Secretary either a written instrument revoking the


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

proxy or another executed proxy bearing a later date. Stockholders entitled to vote will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote:

       o FOR the four nominees listed under "Election of Directors", to serve until their successors are elected and qualified (Proposal 1);

       o FOR the approval and ratification of the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 65,000,000 to 150,000,000 (Proposal 2);

       o FOR the approval and ratification of the amendment to our Certificate of Incorporation to provide that holders of Common Stock are not entitled to vote on any amendment to our Certificate of Incorporation (including any Preferred Stock certificate of designation) that relates solely to the terms of one or more outstanding series of our Preferred Stock if the holders of such affected series are entitled to vote on such amendment (Proposal 3);

       o FOR the ratification of certain amendments made to our Certificate of Incorporation which relate solely to our Series B Preferred Stock which were previously approved by a majority of the holders of the Series B Preferred Stock (Proposal 4);

       o FOR the approval and ratification of the amendment to our Stock Option Plan to increase the number of shares of Common Stock reserved under our Stock Option Plan from 7,000,000 to 10,000,000 (Proposal 5); and

       o FOR the ratification of the appointment by the Board of Directors of Miller, Ellin & Company LLP as our independent auditors of our financial statements for the fiscal year ending March 31, 2008 (Proposal 6).

      Should any nominee named in Proposal 1 be unable to serve or for good cause will not serve as director, the persons named in the enclosed form of proxy will vote for such other person as the Board of Directors may recommend.

OTHER BUSINESS

      As of the date of this Proxy Statement, we have no knowledge of any business other than that described in the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

                        BOARD INDEPENDENCE AND COMMITTEES

BOARD INDEPENDENCE

      The Board of Directors has a majority of directors who are "independent" as defined by Section 121A of the American Stock Exchange Listing Standards, as amended effective December 1, 2003. The Board of Directors considers all relevant facts and circumstances in its


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

determination of the independence of all members of the Board of Directors (including any relationships set forth in this Proxy Statement under the heading "Certain Related Person Transactions"). Our Board of Directors has affirmatively determined that none of the following Directors has a material relationship with us that would interfere with the exercise of his independent judgment (either directly or as a partner, shareholder or officer of an organization that has a relationship with us): Dr. Barry Dash, Dr. Melvin Van Woert and Mr. Robert J. Levenson and therefore are deemed independent.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Stockholders and other interested parties may contact the Board of Directors or the non-management directors as a group at the following address:

      Board of Directors or Outside Directors
      Elite Pharmaceuticals, Inc.
      165 Ludlow Avenue
      Northvale, NJ 07647

      All communications received at the above address will be relayed to the Board of Directors or the non-management directors, respectively. Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Board of Directors using the above address.

BOARD MEETINGS

      During the fiscal year ended March 31, 2008, our Board of Directors held eight meetings and acted via written consent on three occasions. No incumbent director attended fewer than 75% of the meetings of the Board of Directors during that year.

 COMMITTEES OF THE BOARD

      The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

      AUDIT COMMITTEE

      The current members of the Audit Committee are Barry Dash (Chairman of the Audit Committee), Robert J. Levenson and Melvin Van Woert. The Audit Committee held four meetings during the fiscal year ended March 31, 2008. A copy of its written charter (adopted by the Board of Directors) was included as an appendix to our proxy statement sent to stockholders in connection with the annual meeting of stockholders held October 11, 2001. The Audit Committee reviews with management and our auditors our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the auditors on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, the other matters set forth in its charter, as adopted by the Board of Directors, and such other matters as the Audit Committee deems appropriate. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. We deem the members of our Audit Committee to be independent and Mr. Levenson to be qualified as an audit committee financial expert.


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

      NOMINATING COMMITTEE

      The current members of the Nominating Committee are Melvin Van Woert (Chairman of the Nominating Committee), Bernard Berk and Barry Dash. The Nominating Committee acted via written consent on one occasion. This committee does not have a charter. The Nominating Committee assists the Board of Directors in identifying and recommending qualified Board candidates. The Nominating Committee identifies Board candidates through numerous sources, including recommendations from Directors, executive officers and our stockholders. The Nominating Committee seeks to have available to it qualified candidates from a broad pool of individuals with a range of talents, experience, backgrounds and perspectives. The Nominating Committee seeks to identify those individuals most qualified to serve as Board members and considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate's experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of any committees of the Board of Directors, and the candidate's willingness to devote substantial time and effort to Board responsibilities. The Nominating Committee makes recommendations to the Board of Directors with respect to Director nominees.

      COMPENSATION COMMITTEE

      The current members of the Compensation Committee are Barry Dash (Chairman of the Compensation Committee), Robert J. Levenson and Melvin Van Woert. The Compensation Committee held six meetings during the fiscal year ended March 31, 2008. The Compensation Committee was formed June 26, 2007 and adopted a charter which is included as APPENDIX A to this Proxy Statement. The Compensation Committee reviews our compensation practices and policies, reviews and approves corporate goals and objectives relevant to the chief executive officer and other executive officer compensation, evaluates chief executive officer and executive officer performance in light of those goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determines and approves chief executive officer and executive officer compensation based on this evaluation, reviews and approves the terms of the offer letters, employment agreements, severance agreements, change-in-control agreements, indemnification agreements and other material agreements between the Company and its Chief Executive Officer and executive officers, annually reviews and approves perquisites for the chief executive officer and executive officers, considers and approves the report of the Compensation Committee for inclusion in the Company's proxy statement, makes recommendations to the Board of Directors with respect to the Company's employee benefit plans, administers incentive, deferred compensation and equity based plans, and has the other responsibilities as set forth in its charter, as adopted by the Board of Directors, and such other matters as the Compensation Committee deems appropriate. For more information on the compensation of directors and officers of the Company, see the "Compensation Discussion and Analysis" and "Compensation" sections below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during the year ended March 31, 2008, or had any relationship otherwise requiring disclosure.


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

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                       EACH OF THE NOMINEES LISTED BELOW.

      Our by-laws provide that the Board of Directors will consist of not less than three nor more than ten members, the actual number of directors to be determined by the Board of Directors from time to time. The Board of Directors has set the number of directors of the Board of Directors as of the Annual Meeting at four.

      The holders of Common Stock will elect four directors at the Annual Meeting, each of whom will be elected to serve until the next annual meeting of stockholders and thereafter until their successors shall have been duly elected and shall have qualified. Unless a stockholder either indicates "withhold authority" on his proxy card or indicates on his proxy card that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below.

INFORMATION WITH RESPECT TO NOMINEES.

      The table below sets forth the name and age as of the Record Date of each nominee, and the period during which he has served on our Board of Directors. Each of the nominees for director has agreed to serve if elected and has consented to being named in this Proxy Statement.

            NAME                          AGE   DIRECTOR SINCE
            -----                         ---   --------------
            Bernard Berk                  59    2004
            Barry Dash, Ph. D             76    2005
            Robert J. Levenson            66    2007
            Melvin M. Van Woert, M.D.     78    2005

      The principal occupations and employment of each such person during the past five years is set forth below. In each instance in which dates are not provided in connection with a nominee's business experience, such nominee has held the position indicated for at least the past five years.

      MR. BERNARD BERK, President and Chief Executive Officer since June 2003, Director since February 2004 and Member of the Nominating Committee since June 2004. From 1996 to 2003, Mr. Berk was the President and Chief Executive Officer of Michael Andrews Corporation, a pharmaceutical management consultant firm. Mr. Berk was, from 1994 until 1996, President and Chief Executive Officer of Nale Pharmaceutical Corporation. From 1989 until 1994, he was Senior Vice President of Sales, Marketing and Business Development of Par Pharmaceuticals, Inc. Mr. Berk holds a B.S. from New York University.

      DR. BARRY DASH, Director since April 2005, Member of the Audit Committee since April 2005, Member of the Nominating Committee since April 2005 and Member of the Compensation Committee since June 2007. Dr. Dash has been since 1995 President and Managing Member of Dash Associates, L.L.C., an independent consultant to the pharmaceutical and health industries. From 1983 to 1996 he was employed by American Home Products Corporation (now known as Wyeth) its Whitehall-Robins Healthcare Division, initially as Vice President of Scientific Affairs, then Senior Vice President of Scientific Affairs and then Senior Vice President of Advanced


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

Technologies during which time he personally supervised six separate departments: Medical and Clinical Affairs, Regulatory Affairs, Technical Affairs, Research and Development, Analytical R&D and Quality Management/Q.C. Dr. Dash had been employed by the Whitehall Robins Healthcare Division from 1960 to 1976, during which time he served as Director of Product Development Research, Assistant Vice President of Product Development and Vice President of Scientific Affairs. Dr. Dash had been employed by J.B. Williams Company (Nabisco Brands, Inc.) from 1978 to 1982. From 1976 to 1978 he was Vice President, Director of Laboratories of the Consumer Products Division of American Can Company. He currently serves on the board of GeoPharma, Inc. (NASDQ: GORX) Dr. Dash holds a Ph.D. from the University of Florida and M.S. and B.S. degrees from Columbia University where he was Assistant Professor at the College of Pharmaceutical Sciences from 1956 to 1960. He is a member of the American Pharmaceutical Association, the American Association for the Advancement of Science and the Society of Cosmetic Chemist, American Association of Pharmaceutical Scientists, Drug Information Association, American Foundation for Pharmaceutical Education, and Diplomate American Board of Forensic Examiners. He is the author of scientific publications and patents in the pharmaceutical field.

      ROBERT J. LEVENSON, Director since 2007, Member of the Audit Committee since June 2007 and Member of the Compensation Committee since June, 2007. Since 2000, Mr. Levenson has been the Managing Member of the Lenox Capital Group, L.L.C. Mr. Levenson was previously an Executive Vice President of First Data Corporation from 1993 to 2000 and a member of its Board of Directors from 1992 to 2003. He was Senior Executive Vice President, Chief Operating Officer, Member of the Office of the President and Director of Medco Containment Services, Inc., a provider of managed care prescription benefits, from October 1990 to December 1992. From 1985 until October 1990, Mr. Levenson was a Group President and Director of Automatic Data Processing, Inc. (ADP-NYSE). Mr. Levenson was a Director of Emisphere Technologies, Inc., a biopharmaceutical company, from 1998 to 2005, and has been a director of several other companies, public and private.

      DR. MELVIN VAN WOERT, Director since April 2005, Member of Audit Committee since April 2005, Member of Nominating Committee since April 2005 and Member of the Compensation Committee since June 2007. Dr. Van Woert has been since 1974 a member of the staff of Mount Sinai Medical Center and, since 1978 has also been a Professor in the Department of Neurology and Pharmacology at Mount Sinai School of Medicine. Dr. Van Woert had been a consultant for Neuropharmacological Drug Products to the United States Food and Drug Administration from 1974 to 1980; Associate Editor for Journal of the Neurological Sciences; Member of the Editorial Board of the Journal of Clinical Neurpharmacology; and Medical Director of National Organization for Rare Disorders for which he received in 1993 the Humanitarian Award. Dr. Van Woert's other awards include the U.S. Public Health Service Award for Exceptional Achievement in Orphan Products Development and the National Myoclonus Foundation Award. He has authored and co-authored more than 150 articles appearing in pharmacological, medical and other professional journals or publications.

      There is no family relationship between the nominees.


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

                                   PROPOSAL 2
          APPROVAL AND RATIFICATION OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                   COMMON STOCK FROM 65,000,000 TO 150,000,000

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2

      The Company is currently authorized to issue 65,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Company's Board of Directors, subject to stockholder approval, has adopted an amendment to the Certificate of Incorporation (the "CHARTER AMENDMENT I") that would increase the authorized shares of the Common Stock from 65,000,000 shares of Common Stock to 150,000,000 shares of Common Stock. If the Charter Amendment I is approved by Company's stockholders, ARTICLE FOURTH of the Certificate of Incorporation will read as follows:

      FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Fifty Five Million (155,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock, par value $0.01 per share, and One Hundred Fifty Million (150,000,000) shares of Common Stock, par value of $0.01 per share.

      Subject to the provisions of Section 151 of the General Corporation Law, the Board of Directors or any authorized committee thereof of the Corporation is authorized to issue the shares of Preferred Stock in one or more series and determine the number of shares constituting each such series, the voting powers of shares of each such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as set forth in a resolution or resolutions of the Board of Directors.

      On April 28, 2008, the Company had 23,068,780 outstanding shares of Common Stock, exclusive of 100,000 treasury shares, 3,737,778 shares of Common Stock reserved for issuance upon conversion of outstanding Series B 8% Convertible Preferred Stock, par value $0.01 per share (the "SERIES B PREFERRED STOCK"), 8,218,966 shares of Common Stock reserved for issuance upon conversion of outstanding Series C 8% Convertible Preferred Stock, par value $0.01 per share (the "SERIES C PREFERRED STOCK"), 5,543,300 shares of Common Stock reserved for issuance upon exercise of outstanding options and 9,216,736 shares of Common Stock reserved for issuance upon exercise of outstanding warrants leaving only 15,114,440 authorized shares of Common Stock available for future issuances.

      The Company has not increased its authorized shares of Common Stock since 2004, at which time its authorized shares of Common Stock were increased from 25,000,000 shares to 65,000,000 shares.

      The purpose of the proposed increase in the number of authorized shares of Common Stock is to provide more shares for general corporate purposes, including raising additional capital, stock issuances under employee stock option plans, possible future acquisitions and stock dividends and splits. The Board of Directors believes that an increase in the total number of shares of authorized Common Stock will help the Company to meet its future needs and give it greater flexibility in responding quickly to advantageous business opportunities. In the event that the Board of Directors deems it to be in the best interest of the Company to issue additional shares of Common Stock or securities convertible, exercisable or exchangeable for shares of


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

Common Stock and the price per share of Common Stock in such issuance is below certain dollar amounts set forth in the Company's Certificate of Designations of Preferences, Rights and Limitations of the Company's Series B Preferred Stock and Series C Preferred Stock or set forth in the terms of any outstanding warrants or options which contain anti-dilution protection provisions, the number of shares of Common Stock as to which such securities may be converted or exercised shall increase.

      In the absence of a substantial increase in the number of authorized shares of Common Stock, the Company will be greatly disadvantaged in its ability to undertake any future fundraising through the sale of Common Stock or securities convertible, exchangeable or exercisable for shares of Common Stock. The Company has engaged a placement agent to assist in any future fundraising but the Company currently does not have any definitive terms with respect to any plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock or securities convertible, exchangeable or exercisable for shares of Common Stock, subsequent to the increase in the number of available authorized shares of Common Stock.

      The Company's issuance of shares of Common Stock or Preferred Stock, including the additional shares of Common Stock that will be authorized if the proposed Charter Amendment I is adopted, may dilute the equity ownership position of current holders of Common Stock and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulations. Under existing American Stock Exchange regulations, and except as stated below, approval of holders of a majority of the shares of Common Stock voting would be required for any transaction or series of related transactions that would result in the issuance by the Company of additional shares (or securities convertible into shares of Common Stock) (i) if the number of shares of Common Stock to be issued (including shares issuable upon conversion of convertible securities issued and issuable upon exercise of warrants, options or rights issued) is 20% or more of the number of shares outstanding before the issuance for a price less than the greater of book or market value of the stock; or (ii) if the issuance would result in a change in control of the Company. The stockholder approval requirement does not apply to any public offering for cash or to any bona fide private financing involving a sale of Common Stock for cash at a purchase price or conversion or exercise price at least as great as both the book and market value of the Common Stock.

      The additional authorized but unissued shares of the Company's Common Stock or the issuance of one or more series of Preferred Stock could be used to make a change in control of the Company more difficult and expensive. Under certain circumstances, such shares could be used to create impediments to or frustrate persons seeking to cause a takeover or to gain control of the Company. Such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines not to be in the best interests of its stockholders. The Charter Amendment I might also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Common Stock, to acquire control of the Company with a view to consummating a merger, sale of all or part of the Company's assets, or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

      THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING COMMON STOCK ENTITLED TO VOTE ON THIS PROPOSAL AT THE ANNUAL MEETING IS REQUIRED TO APPROVE AND RATIFY THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FROM 65,000,000 TO 150,000,000.

                                   PROPOSAL 3
          APPROVAL AND RATIFICATION OF AMENDMENT TO THE CERTIFICATE OF
          INCORPORATION TO PROVIDE THAT HOLDERS OF THE COMPANY'S COMMON
             STOCK ARE NOT ENTITLED TO VOTE ON ANY AMENDMENT TO THE
           CERTIFICATE OF INCORPORATION (INCLUDING ANY PREFERRED STOCK
         CERTIFICATE OF DESIGNATION) THAT RELATES SOLELY TO THE TERMS OF
          ONE OR MORE OUTSTANDING SERIES OF OUR PREFERRED STOCK IF THE
          HOLDERS OF SUCH AFFECTED SERIES ARE ENTITLED TO VOTE ON SUCH
                                    AMENDMENT

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3

      The Certificate of Incorporation authorizes the Board of Directors, without the consent of the holders of Common Stock, to issue the authorized shares of Preferred Stock in one or more series and determine the number of shares constituting each such series, the voting powers of shares of each such series of Preferred Stock and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions. The resolution or resolutions of the Board of Directors setting forth such terms are filed as a certificate of designation for such series of Preferred Stock and once such certificate of designation is filed and becomes effective, it has the effect of amending the Company's Certificate of Incorporation.

      From time to time, particularly in connection with future equity issuances by the Company, the Company is required to amend the terms of one or more series of outstanding Preferred Stock. Such an amendment requires the approval of the required percentage of the holders of Preferred Stock. Under the Delaware General Corporation Law, unless otherwise provided in the Company's Certificate of Incorporation, such amendments also require a vote of the holders of the Company's Common Stock, even though the approval of such holders was not required to create the series of Preferred Stock or determine the terms of such Preferred Stock.

      The Company seeks to simplify the process through which amendments to its Certificate of Incorporation (including any Preferred Stock certificate of designation) that relate solely to the terms of outstanding Preferred Stock are effected. Accordingly, this proposed amendment to our Certificate of Incorporation (the "CHARTER AMENDMENT II") provides that holders of shares of our Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any Preferred Stock certificate of designation) that relates solely to the terms of one or more outstanding series of our Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such amendment pursuant to the Certificate of Incorporation or the Delaware General Corporation Law.

      The Company believes that the proposed amendment would not adversely affect the rights of the holders of the Common Stock because, by virtue of the terms of the Certificate of Incorporation, the Company is not required to obtain the prior approval of the holders of the Common Stock in order to create any series of Preferred Stock or determine the terms of such Preferred Stock. Further, the Company does not believe that holders of Common Stock rely upon the right to vote in connection with amendments solely to a series of Preferred Stock when such holders of Common Stock did not have a right to vote in connection with the establishment of any of the terms as to which the Company may seek an amendment. Accordingly, the Company believes there are no potential negative consequences to the holders of the Common Stock as a result of Charter Amendment II, other than as currently permitted in connection with the authorization and issuance of any series of Preferred Stock. As in the case of a series of newly created Preferred Stock, the amendment of the terms of an existing series of Preferred Stock may have a potential negative consequence upon the holders of the Common Stock, such as increases in liquidation preference, increases or other changes to mandatory dividend provisions, creation or modification of redemption rights under certain circumstances or the granting of special voting rights as to which the Company would be required to comply prior to the taking of certain actions.

      The Company's Board of Directors, subject to stockholder approval, has adopted the Charter Amendment II which provides that holders of shares of our Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any Preferred Stock certificate of designation) that relates solely to the terms of one or more outstanding series of our Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such amendment pursuant to the Certificate of Incorporation or the Delaware General Corporation Law. If the Charter Amendment II is approved by Company's stockholders, an ARTICLE TENTH will be added to the Certificate of Incorporation and will read as follows:

      TENTH. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

      THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING COMMON STOCK ENTITLED TO VOTE ON THIS PROPOSAL AT THE ANNUAL MEETING IS REQUIRED TO APPROVE AND RATIFY THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE THAT HOLDERS OF COMMON STOCK ARE NOT ENTITLED TO VOTE ON ANY AMENDMENT TO THE CERTIFICATE OF INCORPORATION (INCLUDING ANY PREFERRED STOCK CERTIFICATE OF DESIGNATION) THAT RELATES SOLELY TO THE TERMS OF ONE OR MORE OUTSTANDING SERIES OF THE PREFERRED STOCK IF THE HOLDERS OF SUCH AFFECTED SERIES ARE ENTITLED TO VOTE ON SUCH AMENDMENT.


                                   PROPOSAL 4
              RATIFICATION OF AMENDMENTS MADE TO THE CERTIFICATE OF
           INCORPORATION WHICH RELATE SOLELY TO THE SERIES B PREFERRED
            STOCK WHICH WERE PREVIOUSLY APPROVED BY A MAJORITY OF THE
                     HOLDERS OF THE SERIES B PREFERRED STOCK

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4

      The Company seeks to have the holders of the Common Stock ratify certain amendments made to the Certificate of Incorporation which relate solely to the Series B Preferred Stock which were previously approved by a majority of the holders of the Series B Preferred Stock.

      On April 24, 2007, the Company filed with the Secretary of State of the State of Delaware (i) a Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock (the "SERIES C PREFERRED CERTIFICATE") under which 20,000 shares of our Series C Preferred Stock were authorized and created and (ii) an Amended Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the "AMENDED SERIES B PREFERRED CERTIFICATE") to change certain terms of the Series B Preferred Stock contained in the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock originally filed on March 15, 2006 (the "ORIGINAL SERIES B PREFERRED CERTIFICATE").

      The amendments effected by the filing of the Amended Series B Preferred Certificate were as follows: (i) to permit the Series C Preferred Stock to rank PARI PASSU with the Series B Preferred Stock as to dividends, distributions and rights upon liquidation, (ii) to provide for voting upon certain matters by the holders of the Series B Preferred Stock and the Series C Preferred Stock as a single class of stock and (iii) to extend the date from March 15, 2008 to April 24, 2009 upon which the dividend rate (as a percentage of the stated value per share of Series B Preferred Stock) payable upon the Series B Preferred Stock were to increase from 8% to 15%.

      The amendments of the Certificate of Incorporation, contained in the Amended Series B Certificate, were approved by the Board of Directors and holders of the requisite percentage of the Series B Preferred Stock. The transactions contemplated by the issuance of the Series C Preferred Stock were approved by the Board of Directors and a majority of the holders of the Common Stock at the Company's Annual Meeting of Stockholders on June 26, 2007. The amendment of the Original Series B Preferred Certificate was contemplated by the agreement governing the sale of the Series C Preferred Stock.

      Under the Delaware General Corporation Law, the filing of the Amended Series B Preferred Certificate acts as an amendment to the Certificate of Incorporation. The Company requests that the holders of Common Stock ratify the amendment of the Certificate of Incorporation contained in the Amended Series B Preferred Certificate, effective as of April 24, 2007. All required approvals from the holders of Preferred Stock have been obtained.

      THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING COMMON STOCK ENTITLED TO VOTE ON THIS PROPOSAL AT THE ANNUAL MEETING IS REQUIRED TO RATIFY CERTAIN AMENDMENTS MADE TO THE CERTIFICATE OF INCORPORATION WHICH RELATE SOLELY TO THE SERIES B PREFERRED STOCK WHICH WERE PREVIOUSLY APPROVED BY A MAJORITY OF THE HOLDERS OF THE SERIES B PREFERRED STOCK.

                                   PROPOSAL 5
           APPROVAL AND RATIFICATION OF AMENDMENT TO STOCK OPTION PLAN

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5

      Our 2004 Stock Option Plan (the "STOCK OPTION PLAN") permits us to grant both incentive stock options ("INCENTIVE STOCK OPTIONS" or "ISOS") within the meaning of Section 422 of the Internal Revenue Code (the "CODE"), and other options which do not qualify as Incentive Stock Options (the "NON-QUALIFIED OPTIONS") to employees, officers, Directors of and consultants to Elite.

      Unless earlier terminated by the Board of Directors, the Stock Option Plan (but not outstanding options) terminates on March 1, 2014, after which no further awards may be granted under the Stock Option Plan. The Stock Option Plan is administered by the full Board of Directors or, at the Board of Director's discretion, by a committee of the Board of Directors consisting of at least two persons who are "disinterested persons" defined under Rule 16b-2(c)(ii) under the Securities Exchange Act of 1934, as amended (the "COMMITTEE").

      Recipients of options under the Stock Option Plan ("OPTIONEES") are selected by the Board of Directors or the Committee. The Board of Directors or Committee determines the terms of each option grant including (1) the purchase price of shares subject to options, (2) the dates on which options become exercisable and (3) the expiration date of each option (which may not exceed ten years from the date of grant). The minimum per share purchase price of options granted under the Stock Option Plan for Incentive Stock Options is the fair market value (as defined in the Stock Option Plan) or for Nonqualified Options is 85% of fair market value of one share of the Common Stock on the date the option is granted.

      Optionees have no voting, dividend or other rights as stockholders with respect to shares of Common Stock covered by options prior to becoming the holders of record of such shares. The purchase price upon the exercise of options may be paid in cash, by certified bank or cashier's check, by tendering stock held by the Optionee, as well as by cashless exercise either through the surrender of other shares subject to the option or through a broker. The total number of shares of Common Stock available under the Stock Option Plan, and the number of shares and per share exercise price under outstanding options will be appropriately adjusted in the event of any stock dividend, reorganization, merger or recapitalization or similar corporate event. Subject to limitations set forth in the Stock Option Plan, the terms of option agreements will be determined by the Board of Directors or Committee, and need not be uniform among Optionees.

      The Board of Directors may at any time terminate the Stock Option Plan or from time to time make such modifications or amendments to the Stock Option Plan as it may deem advisable and the Board of Directors or Committee may adjust, reduce, cancel and regrant an unexercised option if the fair market value declines below the exercise price except as may be required by any national stock exchange or national market association on which the Common Stock is then listed. In no event may the Board of Directors without the approval of stockholders, amend the Stock Option Plan to increase the maximum number of shares of Common Stock for which options may be granted under the Stock Option Plan or change the class of persons eligible to receive options under the Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES. The following is a brief discussion of the Federal income tax consequences of transactions under the Stock Option Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences.

INCENTIVE OPTIONS

      No taxable income is realized by the Optionee upon the grant or exercise of an Incentive Option, except as noted below with respect to the alternative minimum tax. If Common Stock is issued to an Optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of grant or within one year after the transfer of such shares to such Optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such Optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Optionee's employer for Federal income tax purposes.

      Except as noted below for corporate "insiders," if the Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of either holding period described above, generally (1) the Optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the Optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

      Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following termination of employment, the exercise of the Option will generally be taxed as the exercise of a Non-qualified Option.

      For purposes of determining whether an Optionee is subject to any alternative minimum tax liability, an Optionee who exercises an Incentive Stock Option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the Optionee had exercised a Non-qualified Option. Each Optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

NON-QUALIFIED OPTIONS

      With respect to Non-qualified Options: (1) no income is realized by the Optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the Optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

      Pursuant to Section 409A of the Internal Revenue Code (the "Code"), Non-qualified Options must be issued at fair market value at the time of the grant in order to achieve the federal tax consequences described above and to avoid substantial penalties.

COMPLIANCE WITH SECTION 409A OF THE CODE

      To the extent that the Board of Directors or Committee determines that any option granted under the Stock Option Plan is subject to Section 409A of the Code, the award agreement evidencing such option shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Stock Option Plan and award agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Stock Option Plan to the contrary, in the event that, following the effective date of this amendment to the Stock Option Plan, the Board of Directors or Committee determines that any option may be subject to Section 409A of the Code, the Board of Directors or Committee may adopt such amendments to the Stock Option Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board of Directors or Committee determines are necessary or appropriate to (a) exempt the option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the option or (b) comply with the requirements of Section 409A of the Code.

SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS

      As a result of the rules under Section 16(b) of the Exchange Act, "insiders" (as defined in the Securities Exchange Act of 1934), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option.

      BENEFITS. Inasmuch as awards to all participants under the Stock Option Plan will be granted at the sole discretion of the Board of Directors or Committee, such benefits under the Stock Option Plan are not determinable.

      The Board of Directors, subject to stockholder approval, approved the increase of the number of shares of Common Stock reserved for issuance under the Stock Option Plan from 7,000,0000 shares to 10,000,0000 shares.

      We believe the increase in the number of shares of Common Stock subject to the Stock Option Plan will enhance our efforts to attract and retain individuals with good ability to service the Company, motivate their efforts and serve the business interests of the Company, while reducing the cash payments which the Company would otherwise be required to make to accomplish such purposes.

      THE AFFIRMATIVE VOTE OF A MAJORITY OF VOTES PROPERLY CAST ON THIS PROPOSAL AT THE ANNUAL MEETING IS REQUIRED TO APPROVE AND RATIFY THE AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE STOCK OPTION PLAN FROM 7,000,000 TO 10,000,000.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information regarding Elite's equity compensation plans as of March 31, 2008.

                                                                                                       Number of
                                                       Number of                                  securities remaining
                                                       securities                                 available for future
                                                   to be issued upon        Weighted-average         issuance under
                                                      exercise of          exercise price per     equity compensation
                                                  outstanding options,    share of outstanding      plans (excluding
                                                      warrants and       options, warrants and    securities reflected
Plan Category                                            rights                  rights              in column (a))
-------------------------                         --------------------   ----------------------   --------------------
                                                           (a)                     (b)                     (c)
Equity compensation
    plans approved by
    security holders                                     4,468,300(1)               $2.18                2,531,700

Equity compensation
    plans not approved
    by security holders                                  1,075,000(2)               $2.06                       --
                                                        ----------                -------               ----------
Total:                                                   5,543,300                  $2.16                2,531,700
                                                        ==========                =======               ==========

(1) Stock options issued under the 2004 Stock Option Plan

(2) Represents 1,000,000 non-qualified options issued to Veerappan Subramanian and 75,000 non-qualified options to The Investor Relations Group.

                                   PROPOSAL 6
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 6

      The Board of Directors, subject to stockholder approval, appointed Miller, Ellin & Company, LLP ("MILLER ELLIN") as our independent auditors for our financial statements for the fiscal year ending March 31, 2008. THE AFFIRMATIVE VOTE OF A MAJORITY OF VOTES PROPERLY CAST ON THIS PROPOSAL AT THE ANNUAL MEETING IS REQUIRED TO RATIFY SUCH SELECTION.

      Stockholder ratification of the appointment is not required by our Certificate of Incorporation or By-laws or otherwise. If our stockholders fail to ratify the appointment, the Board of Directors will reconsider whether to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm if the Board of Directors determines that such a change would be in our best interests and the best interests of our stockholders.

      Miller Ellin has audited our consolidated financial statements since 1997. A representative of that firm is expected to be present at the Annual Meeting, and will have an opportunity to make a statement to the stockholders and will be available to respond to appropriate questions.

      The following table presents fees for professional audit services rendered by Miller Ellin for the audits of our annual financial statements for the years ended March 31, 2007 and 2006.

                                           2007              2006
                                           ----              ----
Audit Fees(1)                             $58,360           $69,923
Audit-Related Fees                          ---               ---
Tax Fees                                    ---               ---
All Other Fees                              ---               ---

   (1) Audit Fees relate to the audit of our financial statements and reviews of financial statements included in our quarterly reports on Form 10-Q.

                             AUDIT COMMITTEE REPORT

      The audit committee's primary responsibilities are to monitor the integrity of our financial statements and reporting process and systems of internal controls regarding finance and accounting and to monitor our compliance with legal and regulatory requirements, including disclosures and procedures. The committee also has the responsibility to evaluate our independent auditor's qualifications, independence and performance as well as to evaluate the performance of the internal audit function.

      Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America. The audit committee reviewed and discussed the audited financial statements with management and our independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing

Standards No. 61, as amended. In addition, the audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant's independence.

      Based upon the review and discussions described in this report, a majority of the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 that has been filed with the Securities and Exchange Commission.

                                                      AUDIT COMMITTEE
                                                      Barry Dash
                                                      Melvin Van Woert

      THE AUDIT COMMITTEE REPORT DOES NOT CONSTITUTE SOLICITING MATERIAL, AND SHALL NOT BE DEEMED TO BE FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE AUDIT COMMITTEE REPORT BY REFERENCE THEREIN.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April 28, 2008 by (i) by each person who is known by us to own beneficially more than 5% of the Common Stock, (ii) by each of our directors and nominees for director, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all our directors and executive officers as a group. On such date, we had 23,068,780 shares of Common Stock outstanding (exclusive of 100,000 treasury shares). (The 8,410 shares of Series B Preferred Stock outstanding and the 19,068 shares of Series C Preferred Stock outstanding are nonvoting and none of the individuals listed below beneficially owns any shares of Series B Preferred Stock or Series C Preferred Stock other than Barry Dash who owns 20 shares of Series C Preferred Stock. There are currently no shares of Series A Preferred Stock outstanding).

      As used in the table below and elsewhere in this proxy statement, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days immediately following the Record Date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME AND ADDRESS                                                         COMMON STOCK
----------------                                                         ------------
                                                                      AMOUNT           %
                                                                     ---------       -----
Bernard Berk, Director, President and Chief Executive Officer*       1,734,800(1)     7.07

Barry Dash, Director*                                                  138,207(2)     **

Robert J. Levenson                                                      90,000(3)     **

Melvin Van Woert, Director*                                            120,000(4)     **

Veerappan Subramanian, Director (5)*                                 2,436,094(6)     9.55

Stuart Apfel, Chief Scientific Officer and Chief Medical Officer*      400,000(7)     1.70

Chris Dick, Executive Vice President of Corporate Development*         885,287(8)     3.70

Mark I. Gittelman, Chief Financial Officer*                             39,999(9)     **

Dr. Charan Behl(10)*                                                 1,375,000(11)    5.74

Trellus Management Company                                           3,450,795(12)
Adam Usdan
350 Madison Avenue, 9th Floor
New York, New York 10017

Mark Fain                                                            1,094,164(13)    4.71
237 Park Avenue, Suite 900
New York, NY 10017

Chad Comiteau                                                        1,114,096(14)    4.79
237 Park Avenue, Suite 900
New York, NY 10017

Davidson Kempner Healthcare International Ltd.                       4,528,328(15)   16.45
65 East 55th Street, 19th Floor
New York, NY 10022

Elliot Rose Asset Management, LLC                                    1,147,900(16)    4.96
Gary S. Siperstein
10 Weybosset Street, Suite 401,
Providence, RI 02903

All Directors and Officers as a group                                5,844,387(17)   20.19

     --------------------
      * The address is c/o Elite Pharmaceuticals Inc., 165 Ludlow Avenue, Northvale, NJ 07647.
      ** Less than 1%

(1) Includes options to purchase 1,485,000 shares of Common Stock. See "Named Executive Officers."

(2) Includes options to purchase 120,000 shares of Common Stock, 20 shares of Series C Preferred Stock convertible into 8,621 shares of Common Stock and warrants to purchase 2,586 shares of Common Stock.

(3) Represents options to purchase shares of Common Stock.

(4) Represents options to purchase shares of Common Stock.

(5) Dr. Subramanian was acting Chief Scientific Officer from February 9, 2007 to April 25, 2007. See "Named Executive Officers."

(6) Includes options to purchase 1,000,000 shares of Common Stock which are owned by Dr. Subramanian and 957,396 shares of Common Stock and warrants to purchase 478,698 shares of Common Stock which are owned by VGS Pharma, LLC ("VGS"), a wholly-owned subsidiary of Kali Capital, L.P., which is controlled by Kali Management, LLC ("KALI"), its general partner, and Kali is controlled by the daughter of Dr. Subramanian, its managing member. Dr. Subramanian disclaims beneficial ownership of these shares of Common Stock, except to the extent of his pecuniary interest therein, if any.

(7) Represents options to purchase shares of Common Stock.

(8) Includes options to purchase 850,000 shares of Common Stock and warrants held by Mr. Dick and Hedy Rogers as joint tenants to purchase 10,479 shares of Common Stock.

(9) Represents options to purchase shares of Common Stock.

(10) Behl was Executive Vice President and Chief Scientific Officer from March 9, 2006 to February 9, 2007 and has been Head of Technical Affairs since February 9, 2007. See "Named Executive Officers."

(11) Includes warrants to purchase 130,000 shares of Common Stock and options to purchase 750,000 shares of Common Stock. See "Named Executive Officers."

(12) Based on information provided by Trellus Management Company, LLC ("TMC") and Adam Usdan in the Schedule 13G filed February 13, 2007 and also based on information set forth in Form S-3 filed on May 24, 2007 and information provided to us by TMC. Includes 862,068 shares of Common Stock issuable upon conversion of Series C Preferred Stock held in the aggregate by Trellus Partners L.P ("TP"), Trellus Partners II L.P. ("TPI") and Trellus Offshore Fund Limited ("TPOF"), 888,889 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by TP and 703,063 shares of Common Stock issuable upon exercise of warrants held in the aggregate by TP, TPI and TPOF. Adam Usdan is the President of TMC. Adam Usdan and TMC share voting power and dispositive power over the shares. Notwithstanding the inclusion of the aforementioned beneficial ownership calculation, pursuant to our Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Preferred Stock, the Amended Certificate of Designations of the Series B 8% Convertible Preferred Stock and the Common Stock Purchase Warrant for the aforementioned warrants, the number of shares of Common Stock into which the Series

C 8% Preferred Stock and Series B 8% Preferred Stock are convertible and the warrants are exercisable is limited to that number of shares of Common Stock which would result in the Adam Usdan and TMC affiliated entities having aggregate beneficial ownership of not more than 9.99% of the total issued and outstanding shares of Common Stock.

(13) Based on information provided by Mark Fain and Chad Comiteau in their
Schedule 13G/A filed February 14, 2008. Mark Fain beneficially owned 1,094,164 shares of Common Stock, which amount includes (i) 168,000 shares beneficially owned by Mr. Fain over which he has sole voting power and sole dispositive power; (ii) 33,333 convertible shares beneficially owned by Mr. Fain over which he has sole voting power and sole dispositive power; (iii) 33,000 shares beneficially owned by Stratford Management Money Purchase Pension Plan over which Mr. Fain has shared voting power and shared dispositive power; (iv) 709,8631 shares beneficially owned by Stratford Partners, L.P. of which Mr. Fain is a Managing Member, and over which Mr. Fain has shared voting power and shared dispositive power; and (v) 150,000 convertible shares beneficially owned by Stratford Partners, L.P. over which Mr. Fain has shared voting power and shared dispositive power.

(14) Based on information provided by Mark Fain and Chad Comiteau in their
Schedule 13G/A filed February 14, 2008. Chad Comiteau beneficially owned 1,114,096 shares of Common Stock which amount includes (i) 188,600 shares beneficially owned by Mr. Comiteau over which he has sole voting power and sole dispositive power; (ii) 32,665 convertible shares beneficially owned by Mr. Comiteau over which he has sole voting power and sole dispositive power; (iii) 33,000 shares beneficially owned by Stratford Management Money Purchase Pension Plan over which he has shared voting power and shared dispositive power; (iv) 709,831 shares beneficially owned by Stratford Partners, L.P. of which Mr. Comiteau is a Managing Member, and over which Mr. Comiteau has shared voting power and shared dispositive power; and (v) 150,000 convertible shares beneficially owned by Stratford Partners, L.P. over which Mr. Comiteau has shared voting power and shared dispositive power.

(15) Davidson Kempner Healthcare International Ltd. ("DKHI") and its affiliates, Davidson Kempner Partners ("DKP"), Davidson Kempner Institutional Partners, L.P. ("DKIP"), M.H. Davidson & Co. ("CO"), Davidson Kempner International, Ltd. ("DKIL"), Serena Limited ("Serena"), Davidson Kempner Healthcare Fund LP ("DKHF"), MHD Management Co., Davidson Kempner Advisors Inc., Davidson Kempner International Advisors, L.L.C., DK Group LLC, DK Management Partners LP, DK Stillwater GP LLC, Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein and Avram Z. Friedman jointly filed a Schedule 13GA on February 14, 2008, reflecting the beneficial ownership, subject to an ownership limitation, of an aggregate of 7,967 Series C Preferred Stock convertible into 3,434,052 shares of common stock, 1,030,208 warrants exercisable into 1,030,208 shares of Common Stock and 64,068 shares of Common Stock as a result of their voting and dispositive power over 7,967 Series C Preferred Stock convertible into 3,434,052 shares of Common Stock, 1,030,208 warrants exercisable into 1,030,208 shares of Common Stock and 64,068 shares of Common stock beneficially owned by DKP, DKIP, DKIL, Serena, CO, DKHF and DKHI. Notwithstanding the inclusion of the aforementioned beneficial ownership calculation, pursuant to our Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock and the Common Stock Purchase Warrant for the aforementioned warrants, the number of shares of Common Stock into which the Series C Preferred Stock are convertible and the warrants are exercisable is limited to that number of shares of Common Stock which would result in the Davidson Kempner affiliated entities having aggregate beneficial ownership of not more than 9.99% of the total issued and outstanding shares of Common Stock. The above information was obtained from such Schedule 13G/A.

(16) Based on Schedule 13G filed January 24, 2008. Gary S. Siperstein has an ownership interest in Elite Rose Asset Management, LLC.

(17) Includes 20 shares of Series C Preferred Stock convertible into 8,621 shares of Common Stock and options and warrants to purchase an aggregate of 5,306,763 shares of Common Stock.

                      COMPENSATION DISCUSSION AND ANALYSIS

                                     SUMMARY

      Our approach to executive compensation, one of the most important and complex aspects of corporate governance, is influenced by our belief in rewarding people for consistently strong execution and performance. We believe that the ability to attract and retain qualified executive officers and other key employees is essential to our long-term success.

COMPENSATION LINKED TO ATTAINMENT OF PERFORMANCE GOALS

      Our plan to obtain and retain highly skilled employees is to provide significant incentive compensation opportunities and market competitive salaries. The plan was intended to link individual employee objectives with overall company strategies and results, and to reward executive officers and significant employees for their individual contributions to those strategies and results. We use compensation and performance data from comparable companies in the pharmaceutical industry to establish market competitive compensation and performance standards for our employees. Furthermore, we believe that equity awards serve to align the interests of our executives with those of our stockholders. As such, equity is a key component of our compensation program.

ROLE OF THE COMPENSATION COMMITTEE AND ITS ADVISORS

      The Company formed the Compensation Committee in June 2007. Since the formation of the Compensation Committee all elements of the executives' compensation are determined by the Compensation Committee, which is comprised solely of independent non-employee directors. However, the Compensation Committee's decisions concerning the compensation of the Company's Chief Executive Officer are subject to ratification by the independent directors of the Board of Directors. As of March 31, 2008, the members of the Compensation Committee were Barry Dash, Robert J. Levenson and Melvin Van Woert. The Committee operates pursuant to a charter included as Appendix A to this Proxy Statement. Under the Compensation Committee charter, the Compensation Committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants. In September, 2007, the Compensation Committee directly retained an independent compensation consultant, Pearl Meyer & Partners (PM&P), to assist the Committee in selecting a comparator group of companies for compensation purposes as well as benchmarking the chief executive officer's compensation.

      The compensation consultant reported directly and exclusively to the Compensation Committee and received no other fees from the Company outside its role as advisor to the Compensation Committee. PM&P periodically interacted with the Company's Compensation Committee, predominately with its Chairman, Dr. Barry Dash to gather and review information related to the executive compensation program, but such work is done only at the direction of the Compensation Committee. PM&P does not perform any services unrelated to executive and director compensation for the Company. Accordingly, the Compensation Committee considers PM&P to be independent from our management.

                   NAMED EXECUTIVE OFFICERS AND KEY EMPLOYEES

      The named executive officers and key employees for fiscal year ending March 31, 2008 are Bernard Berk, President and Chief Executive Officer; Mark I. Gittelman, Chief Financial Officer; Christopher Dick, Executive Vice President of Corporate Development; Charan Behl, Chief Scientific Officer until February 9, 2007, Head of Technical Affairs since February 9, 2007; Veerappan Subramanian, acting Chief Scientific Officer from February 9, 2007 to April 24, 2008; and Stuart Apfel, Chief Medical Officer since January 1, 2008 and Chief Scientific Officer since April 24, 2008. These individuals are referred to collectively in this Proxy Statement as the "Named Executive Officers."

      MR. BERK, age 59, was appointed President and Chief Executive Officer in June 2003 and a Director in February 2004. See "Election of Directors - Board of Directors' Nominees" for his business background.

      DR. VEERAPPAN SUBRAMANIAN, age 57, was appointed a Director in December 2006 and was acting Chief Scientific Officer from February 9, 2007 to April 24, 2008. Since December 2006, Dr. Subramanian serves as Chief Executive Officer and Chairman of the Board of Novel Laboratories, Inc. Dr. Subramanian has been a pharmaceutical executive since 1981 and a pharmaceutical entrepreneur since 1997, when he formed Kali Laboratories, Inc. ("KALI Labs"). Kali Labs was acquired by Par Pharmaceuticals, Inc. in 2004 and Dr. Subramanian continued to work as an executive vice president at Par Pharmaceuticals after the acquisition. Dr. Subramanian ended his relationship with Par Pharmaceuticals in January 2006. Prior to organizing Kali Labs, Dr. Subramanian served for 6 years as vice president of scientific affairs for Zenith Laboratories, Inc. Prior to working with Zenith Laboratories, he was (i) the Director of New Product Development and Technical Services for Kali Pharma, Inc., (ii) a Senior Scientist, Commercial Products with Vicks Research Center, (iii) a Research Pharmacist, Dermatological with Johnson & Johnson and (iv) a Research Pharmacist in Product Development with E.R. Squibb & Sons. Between 2001 and 2005, Dr. Subramanian served on the board of Generic Pharmaceutical Industry Association. Dr. Subramanian has a Ph.D. in Pharmacy (1981) from Rutgers University, a M.S. in Phamaceutics (1973) from Birla Institute of Technology & Science, and a B.S. in Pharmacy (1971) from Madurai Medical College.

      DR. STUART APFEL, age 48, was appointed Chief Medical Officer January 3, 2008 and Chief Scientific Officer April 24, 2008. Dr. Apfel is also the founder and current president of Parallax Clinical Research, a New York-based consulting firm that provides strategic and practical assistance with clinical trial protocol design, planning, initiating and management to biotechnology and small pharmaceutical companies with making the transition from the bench to a clinical development program, and in this capacity he has served as a consultant to the Registrant over the past year. From 2004 to 2006, Dr. Apfel was employed at DOV Pharmaceuticals, Inc. (OTC:DOVP), initially as a director of clinical research and then as a senior director of clinical research. From 2000 to 2004, Dr. Apfel was employed at Purdue Pharma L.P. Dr. Apfel initially worked as an associate director of clinical research at Purdue Pharma L.P. and then was promoted to a director of clinical research. Dr. Apfel is a board certified neurologist, and is currently on faculty as Associate Professor of Neurology at the Albert Einstein College of Medicine and at Downstate Medical School, where he continues to teach. From 1990 to 2000, he was a full time faculty member in the departments of Neurology and Neuroscience at Albert Einstein College of Medicine, where his research focused on the application of neurotrophic factors to neurologic disease.

      MARK I. GITTELMAN, age 48, Chief Financial Officer, Secretary and Treasurer of the Company, is the President of Gittelman & Co., P.C., an accounting firm in Clifton, New Jersey. Prior to forming Gittelman & Co., P.C. in 1984, he worked as a certified public accountant with the international accounting firm of KPMG Peat Marwick, LLP. Mr. Gittelman holds a B.S. in accounting from New York University and a Masters of Science in Taxation from Fairleigh Dickinson University. He is a Certified Public Accountant licensed in New Jersey and New York, and is a member of the American Institute of Certified Public Accountants ("AICPA"), and the New Jersey State and New York State Societies of CPAs. Other than Elite Labs, no company with which Mr. Gittelman was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

      CHRIS DICK, age 52, was appointed Executive Vice President of Corporate Development in March, 2006. Since November 2002, the Company has engaged Mr. Dick to direct its licensing and business development activities. From 1999 to 2002, Mr. Dick served as Director of Business Development for Elan Drug Delivery, Inc. responsible for licensing and business development of Elan's portfolio of drug delivery technologies. From 1997 to 1999, he was Manager of Business Development and Marketing for EnTec, a drug delivery business unit within FMC Corporation's Pharmaceutical Division. Prior thereto he held various other business and technical positions at FMC Corporation, including Manager of Marketing for its pharmaceutical functional coatings product line. Mr. Dick holds an M.B.A. from the Stern School of Business, New York University, and a B.S. and M.S. in Chemical Engineering from Cornell University.

      DR. CHARAN BEHL, age 55, was appointed Head of Technical Affairs in February 2007 and was Executive Vice President and Chief Scientific Officer of the Company from March 2006 to February 2007. Dr. Behl has provided the Company since June 2003 consulting technological services as an independent contractor. He was from January 1995 to July 1998 Vice President of R&D and from July 1988 to January 2001 Executive Vice President of R&D of Nastech Pharmaceutical Corporation, Inc. From April 1981 to November 1994, Dr. Behl was employed by Hoffman La Roche, where he held a number of positions, including research leader of its Pharmaceutical R&D Department. During his tenure at Roche and Nastech, Dr. Behl created intellectual property in the area of drug delivery. His patent portfolio includes over 40 patents issued, pending and in preparation. Dr. Behl holds a B.S. in Pharmaceutical Sciences from BITS, Pilani, India, an M.S. in Pharmaceutics from Duquesne University, under the mentorship of Dr. Alvin M. Galinsky, and a Ph.D. in Pharmaceutical Sciences from the University of Michigan, under the mentorship of Dr. William I. Higuchi. Dr. Behl was an Assistant Research Scientist from 1978 to 1981 at the University of Michigan. Dr. Behl is internationally known for his scientific and professional activities. He has coauthored over 200 publications, including research articles, book chapters, and abstracts, and has made numerous presentations at national and international conferences and workshops. In conjunction with associates from academia and industry and representatives of the FDA, Dr. Behl has co-organized several workshops and symposia. He was the founding chair of Nasal Drug Delivery Focus Group formed in 1995 under the auspices of the American Association of Pharmaceutical Scientists ("AAPS"), and served as its Chairman from 1995 to 2001. Dr. Behl is a fellow of the AAPS.

                       OUR EXECUTIVE COMPENSATION PROGRAM

OVERVIEW

      The primary elements of our executive compensation program are base salary, incentive cash and stock bonus opportunities and equity incentives typically in the form of stock option grants. Although we provide other types of compensation, these three elements are the principal means by which we provide the Named Executive Officers with compensation opportunities.

      The emphasis on the annual bonus opportunity and equity compensation components of the executive compensation program reflect our belief that a large portion of an executive's compensation should be performance-based. This compensation is performance-based because payment is tied to the achievement of corporate performance goals. To the extent that performance goals are not achieved, executives will receive a lesser amount of total compensation. We have entered into employment agreements with four of our Named Executive Officers. Such employment agreements set forth base salaries, bonuses and stock option grants. Such stock option grants are predicated on our achievement of corporate performance goals as set forth in such agreements.

                 ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

BASE SALARY

      We pay a base salary to certain of the Named Executive Officers. In general, base salaries for the Named Executive Officers are determined by evaluating the responsibilities of the executive's position, the executive's experience and the competitive marketplace. Base salary adjustments are considered and take into account changes in the executive's responsibilities, the executive's performance and changes in the competitive marketplace. We believe that the base salaries of the Named Executive Officers are appropriate within the context of the compensation elements provided to the executives and because they are at a level which remains competitive in the marketplace.

BONUSES

      The Board of Directors may authorize us to give discretionary bonuses, payable in cash or shares of Common Stock, to the Named Executive Officers and other key employees. Such bonuses are designed to motivate the Named Executive Officers and other employees to achieve specified corporate, business unit and/or individual, strategic, operational and other performance objectives.

STOCK OPTIONS

      Stock options constitute performance-based compensation because they have value to the recipient only if the price of our Common Stock increases. Stock options for each of the Named Executive Officers generally vest over time, obtainment of a corporate goal or a combination.

      The grant of stock options at Elite is the centerpiece of our compensation program and is designed to motivate our Named Executive Officers to achieve our short-term and long-term corporate goals.

      As the pharmaceutical industry is characterized by a long product development cycle, including a lengthy research and product-testing period and a rigorous approval phase involving human testing and governmental regulatory approval, many of the traditional benchmarking metrics for vesting, such as product sales, revenues and profits are inappropriate for an early-stage pharmaceutical company such as Elite. We consider when determining vesting benchmarks the following which are aligned with our short-term and long-term corporate goals:

      o  clinical trial progress;

      o  achievement of regulatory milestones; and

      o  establishment of key strategic relationships.

RETIREMENT AND DEFERRED COMPENSATION BENEFITS

      We do not presently provide the Named Executive Officers with a defined benefit pension plan or any supplemental executive retirement plans, nor do we provide the Named Executive Officers with retiree health benefits. We have adopted a deferred compensation plan under Section 401(k) of the Code. The plan provides for employees to defer compensation on a pretax basis subject to certain limits, however, Elite does not provide a matching contribution to its participants.

      The retirement and deferred compensation benefits provided to the Named Executive Officers are not material factors considered in making other compensation determinations with respect to Named Executive Officers.

PERQUISITES

      As described in more detail below, the perquisites provided to certain of the Named Executive Officers consist of car and parking allowances and life insurance premiums. These perquisites represent a small fraction of the total compensation of each such Named Executive Officer. The value of the perquisites we provide are taxable to the Named Executive Officers and the incremental cost to us of providing these perquisites is reflected in the Summary Compensation Table. The Board of Directors believes that the perquisites provided are reasonable and appropriate. For more information on perquisites provided to the Named Executive Officers, please see the "All Other Compensation" column of the Summary Compensation Table on page 36 of this Proxy Statement and "Agreements with Named Executive Officers" below.

POST-TERMINATION/ CHANGE OF CONTROL COMPENSATION

      In addition to retirement and deferred compensation benefits described above, we have arrangements with certain of the Named Executive Officers that may provide them with compensation following termination of employment. These arrangements are discussed below under "Agreements with Named Executive Officers".

TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

      Our aggregate deductions for each Named Executive Officer compensation are potentially limited by Section 162(m) of the Code to the extent the aggregate amount paid to an executive officer exceeds $1.0 million, unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exceptions specified in the Code. At our 2006 Named Executive Officer compensation levels, we did not believe that Section 162(m) of the Code would be applicable, and accordingly, we did not consider its impact in determining compensation levels for our Named Executive Officers in 2007.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS AND KEY EMPLOYEES

BERNARD BERK

      On November 13, 2006, we entered into the Second Amended and Restated Employment Agreement with Mr. Berk, our president, chief executive officer and chairman of the Board of Directors (the "BERK AGREEMENT")

      The Berk Agreement provides for a base annual salary of $330,140 (his current salary) which may at the discretion of the Board of Directors be increased in light of factors including our existing financial condition and Mr. Berk's success in implementing our business plan and achieving our strategic alternatives. Mr. Berk is entitled to an automobile allowance of $800 per month. The Berk Agreement provides for payment of a discretionary bonus following the end of each fiscal year of up to 50% of Mr. Berk's then annual base salary. The amount, if any, of the discretionary bonus will be determined by the Compensation Committee. Mr. Berk's bonus is to be based on any commercialization of products, merger or acquisition, business combination or collaborations, growth in revenues and earnings, additional financings or other strategic business transaction that inure to the benefit of our stockholders. The bonus, if any, may be paid in cash or shares of Common Stock, valued at the closing price of the Common Stock on the immediately preceding trading day. For the year ended March 31, 2008 Mr. Berk received $165,070 bonus.

      The Berk Agreement provides for the grant of options to purchase up to 300,000 additional shares (the "OPIOID PRODUCT OPTIONS") at a $3.00 exercise price per share which are to vest in two 150,000 share tranches upon the closing of an exclusive product license for the United States national market, the entire European Union Market or the Japan market or a product sale transaction of all our ownership rights in the United States (only once for each product) for our first drug developed by us for which the United States Food and Drug Administration (the "FDA") approval will be sought under a NDA (including a 505(b) (2) application) for oxycodone, hydrocodone, hydromorphone, oxymorphone, or morphine ("NON-GENERIC OPIOID PRODUCT") as to the first tranche and as to our second Non-Generic Opioid Drug for the second tranche.

      The Berk Agreement provides for the amendment of the vesting of options as to 400,000 shares which had been granted on September 2, 2005 to Mr. Berk at an exercise price of $2.69 per share (the "BERK MILESTONE OPTIONS") with the Berk Milestone Options to vest (A) as to not more than 125,000 shares and 75,000 shares, respectively, upon the commencement of the first Phase III clinical trial relating to the first and then the second Non-Generic Opioid Drug developed by us; (B) 50,000 shares upon the closing of each product license or product sale transaction (on a product by product basis and only once for each product) other than Non-Generic Opioid Drugs for which options were granted above; (C) 10,000 shares upon the filing by us (in our name) with the FDA of either an ANDA or an NDA (including an application filed with the FDA under Section 505(b)(2) of the Federal, Food, Drug, and Cosmetic Act, 21 U.S.C.
Section 301 et seq.) (collectively, a "NDA"), for a product not covered by a previous FDA application; (D) 40,000 shares upon the approval by the FDA of any ANDA or NDA (filed in our name) for a product not previously approved by the FDA; (E) 25,000 shares upon the filing of an application for a U.S. patent by us (in our name); and (F) 25,000 shares upon the granting by the U.S. Patent and Trademark Office (the "PTO") of a patent to us filed in our name or an approval of an ANDA or NDA; provided, however the foregoing options terminate upon Mr. Berk's termination of employment except that options under (D) and (F) nevertheless vest if the filing was made during the initial term but prior to termination of Mr. Berk's employment by us without cause and the approval was made within 540 days of the filing of the ANDA, NDA or patent application.

      We also agreed that in the event that, as to Mr. Berk, all of the options to purchase the full 400,000 Berk Milestone Options have fully vested during the initial term of the agreement, we will grant under the Stock Option Plan to Mr. Berk at the end of the first current fiscal year in which the following event occurs fully vested additional options to purchase the following shares at the fair market value on the date of grant (the "ADDITIONAL BERK MILESTONE OPTIONS"): (a) to the extent not previously vested with respect to his comparable Berk Milestone Options: (i) up to 125,000 shares upon the commencement of the first Phase III clinical trial relating to the first Non-Generic Opioid Drug developed by us; and (ii) up to an additional 125,000 shares as to such trial relating to the second Non-Generic Opioid Drug developed by us, (b) 50,000 shares upon the closing of each product license for the United States national market or product sale transaction of all ownership rights (on a product by product basis and only once for each product); (c) 10,000 shares upon the filing by us (in our name) with the FDA of either an ANDA or NDA for a product not covered by a previous FDA application for each drug product of us, other than the Non-Generic Opioid Drugs for which any Opioid Option was granted under the Berk Agreement; (d) 40,000 shares upon the approval by the FDA of any ANDA, NDA or 505(b)(2) application filed in our name for a product not previously approved by the FDA; (e) 25,000 shares in the event of the filing of an application of an additional U.S. patent by us (filed in our name); and (f) 25,000 shares in the event of the granting by the PTO of the foregoing additional patent applications to us (filed in our name).

      The Berk Agreement acknowledges that Mr. Berk holds previously granted incentive stock options to purchase 725,000 shares, of which 300,000 vested options are exercisable at $2.01 per share, 225,000 vested options are exercisable at $2.15 per share and 200,000 vested options are exercisable at $2.69 per share.

      The Berk Agreement allows us at our discretion to grant to Mr. Berk additional options under the Stock Option Plan and provides Mr. Berk the right to register at our expense for reoffering shares issued upon exercise of the options under the Securities Act of 1933, as amended, in certain registration statements filed by us with respect to offerings of securities by us.

      The Berk Agreement provides that if we terminate his employment due to his permanent disability, without Cause (as defined in the Berk Agreement) or Mr. Berk terminates his employment for Good Reason (as defined in the Berk Agreement), Mr. Berk shall be entitled to the following severance: (i) any earned but unpaid base salary plus any unpaid reimbursable expenses as of the effective date of termination of his employment, (ii) the then-current base salary and reimbursement of the cost to replace the life and disability insurance coverages afforded to Mr. Berk under our benefit plans with substantially similar coverages, following the effective date of termination of his employment, for a period equal to the greater of (x) the remainder of the then-current term, or (y) two years following the effective date of termination and (iii) payment by us of premiums for health insurance for the period during which Mr. Berk is entitled to continued health insurance coverage as specified in the Comprehensive Omnibus Budget Reconciliation Act. In the event that we terminate Mr. Berk's employment because of his permanent disability, Mr. Berk is to be entitled to the severance specified above, less any amounts actually received by him under any disability insurance coverage provided for and paid by us. In the event that we terminate Mr. Berk's employment for Cause or Mr. Berk terminates his employment with us without Good Reason, Mr. Berk shall be entitled to any earned but unpaid base salary plus any unpaid reimbursable expenses as of the effective date of termination of his employment.

      The Berk Agreement provides that in the event of a change of control in lieu of any severance that may otherwise be payable to Mr. Berk if he elects to terminate his employment for any reason within 90 days thereof, or we elect to terminate his employment within 180 days thereof, other than for Cause, Mr. Berk will be entitled to the following: (i) any earned but unpaid base salary plus any unpaid reimbursable expenses as of the effective date of termination of his employment, (ii) $1,000,000, (iii) the then-current base salary for a period of 12 months following the effective date of termination, (iv) reimbursement of the cost, for a period of 12 months following the effective date of termination, of replacing the life and disability insurance coverage afforded to Mr. Berk under our benefit plans with substantially similar coverage and (v) payment by us of premiums for health insurance for the period during which Mr. Berk is entitled to continued health insurance coverage as specified in the Comprehensive Omnibus Budget Reconciliation Act.

      The Berk Agreement contains his non-solicitation covenant for a period of one year from termination.

      Mr. Berk is to be reimbursed for expenses (including business, travel and entertainment) reasonably incurred in the performance of his duties. Mr. Berk is entitled to participate in such employee benefit and welfare plans and programs which may be offered to our senior executives, including life insurance, health and accident insurance, medical plans and programs and profit sharing and retirement plans.

      The Berk Agreement is for an initial term ending November 13, 2009, subject to automatic one-year renewals unless terminated by Mr. Berk or us upon at least 60 days notice prior to the end of the then scheduled expiration date. We have the right to terminate Mr. Berk's employment in the event of his inability to perform work due to physical or mental illness or injury for nine full calendar months during any eight consecutive calendar months.

CHRIS DICK

      On November 13, 2006, we entered into an employment agreement with Mr. Dick as Executive Vice President of Corporate Development (the "DICK AGREEMENT"). The Dick Agreement is for an initial term ending November 13, 2009, subject to automatic one-year renewals unless terminated by the executive or us upon at least 60 days notice prior to the end of the then scheduled expiration date. We have the right to terminate Mr. Dick's employment due to disability as defined in a long-term disability insurance policy reasonably satisfactory to him or, in the absence of such policy, due to Mr. Dick's inability for 120 days in any 12 month period to substantially perform his duties as a result of a physical or mental illness.

      The Dick Agreement provides for an initial base annual salary of $200,000, a guaranteed bonus of $25,000 payable within 30 calendar days of the end of each fiscal year during the term and a $700 per month automobile allowance. The Dick Agreement provides for payment of a discretionary bonus following the end of each fiscal year of up to 50% of Mr. Dick's then annual base salary. The amount, if any, of the discretionary bonus will be determined by the Board of Directors or the Compensation Committee. The discretionary bonus, if paid to Mr. Dick will be based on the achievement of goals discussed with the executive in good faith and within a reasonable time following the commencement of each fiscal year and may be paid in cash or shares of our Common Stock valued at the average of the closing price per share during the five trading days immediately preceding the date of issuance of the shares. For the year ended March 31, 2008 Mr. Dick is to receive a $25,000 bonus.

      The Dick Agreement provides for the grant under the Stock Option Plan of fully-vested options to purchase 250,000 shares of Common Stock at an exercise price of $2.25 per share. The Dick Agreement also provides for the grant of options to purchase up to 300,000 shares of Common Stock, at an exercise price of $2.25 per share, which vest in two 150,000 share tranches upon the closing of an exclusive product license for the United States national market, the entire European Union Market or the Japan market or a product sale transaction of all our ownership rights in the United States (only once for each product) for our first drug developed by us for which the FDA approval will be sought under a NDA (including a 505(b) (2) application) for a Non-Generic Opiod Product as to the first tranche and as to our second Non-Generic Opioid Drug for the second tranche.

      The Dick Agreement also provides for the grant of options to purchase up to 200,000 shares of Common Stock at an exercise price of $2.25 per share (the "DICK MILESTONE OPTIONS") with the Dick Milestone Options to vest (A) as to not more than 125,000 shares and 75,000 shares, respectively, upon the commencement of the first Phase III clinical trial relating to the first and then the second Non-Generic Opioid Drug developed by us; (B) 50,000 shares upon the closing of each product license or product sale transaction (on a product by product basis and only once for each product) other than Non-Generic Opioid Drugs for which options were granted above; (C) 10,000 shares upon the filing by us (in our name) with the FDA of either an ANDA or an NDA, for a product not covered by a previous FDA application; (D) 40,000 shares upon the approval by the FDA of any ANDA or NDA (filed in our name) for a product not previously approved by the FDA; (E) 25,000 shares upon the filing of an application for a U.S. patent by us (in our name); and (F) 25,000 shares upon the granting by the PTO of a patent to us filed in our name or an approval of an ANDA or NDA; provided, however, that the foregoing options terminate upon the executive's termination of employment except that options under (D) and (F) nevertheless vest if the filing was made during the initial term but prior to termination of Mr. Dick's employment by us without cause and the approval was made within 540 days of the filing of the ANDA, NDA or patent application.

      We also agreed that if all 200,000 Dick Milestone Options have fully vested during the initial term of the Dick Agreement, we will grant under the Stock Option Plan to Mr. Dick at the end of the first current fiscal year in which the following event occurs fully vested additional options to purchase the following shares at the fair market value on the date of grant (the "ADDITIONAL DICK MILESTONE OPTIONS"): (a) to the extent not previously vested with respect to his comparable Dick Milestone Options: (i) up to 125,000 shares upon the commencement of the first Phase III clinical trial relating to the first Non-Generic Opioid Drug developed by us; and (ii) up to an additional 125,000 shares as to such trial relating to the second Non-Generic Opioid Drug developed by us, (b) 50,000 shares upon the closing of each product license for the United States national market or product sale transaction of all ownership rights (on a product by product basis and only once for each product); (c) 10,000 shares upon the filing by us (in our name) with the FDA of either an ANDA or NDA for a product not covered by a previous FDA application for each drug product of us, other than the Non-Generic Opioid Drugs for which any Opioid Option was granted under the Dick Agreement; (d) 40,000 shares upon the approval by the FDA of any ANDA, NDA or 505(b)(2) application filed in our name for a product not previously approved by the FDA; (e) 25,000 shares in the event of the filing of an application of an additional U.S. patent by us (filed in our name); and (f) 25,000 shares in the event of the granting by the PTO of the foregoing additional patent applications to us (filed in our name).

      The Dick Agreement allows us at our discretion to grant to Mr. Dick additional options under the Stock Option Plan and provides Mr. Dick the right to register at our expense for reoffering shares issued upon exercise of the options under the Securities Act of 1933, as amended, in certain registration statements filed by us with respect to offerings of securities by us.

      The Dick Agreement provides that in the event we terminate Mr. Dick's employment for Cause (as defined in the Dick Agreement) or Mr. Dick terminates employment without Good Reason (as defined in the Dick Agreement), he is to receive salary through date of termination, reimbursement for expenses incurred prior to termination, all unvested options will terminate as of the date of termination and vested options will be governed by the terms of the Stock Option Plan and the related option agreement. In the event of a termination due to death, disability or by us without cause or by Mr. Dick for Good Reason, we are to pay him or his estate subject to his compliance with certain covenants, including non-competition, non-solicitation, confidentiality and assignment of intellectual property, his base salary for the longer of the balance of the initial term or one year from date of termination, continue health insurance coverage for 12 months from termination and his vested options are to be exercisable for 90 days from date of termination.

      In the event the employment of Mr. Dick is terminated by us following a Change of Control of Elite, Mr. Dick will be entitled to the amounts payable as a result of termination by us without cause plus a lump sum payment of $500,000 and all unvested options shall immediately vest and along with unexercised vested options be exercisable within 90 days from the date of termination. Change of Control is defined as the acquisition of Elite pursuant to a merger or consolidation which results in the reduction to less than 50% of the shares outstanding upon consummation of the holders of its outstanding shares immediately prior thereto or sale of substantially all our assets or capital stock to another person, or the acquisition by a person or a related group in a single transaction or a series of related transaction of more than 50% of the combined voting power of Elite's outstanding voting securities.

      Mr. Dick has agreed to a one-year non-competition covenant and a two year non-solicitation covenant following termination of employment.

      Mr. Dick is to be reimbursed for expenses (including business, travel and entertainment) reasonably incurred in the performance of his duties, provided, however that reimbursement of expenses in excess of $2,000 per month are subject to the approval of our chief executive officer. Mr. Dick is entitled to participate in such employee benefit and welfare plans and programs, which may be offered to our senior executives including life insurance, health and accident insurance, medical plans and programs and profit sharing and retirement plans.

DR. STUART APFEL

      On January 3, 2008, we entered into an employment agreement with Dr. Stuart Apfel (the "APFEL AGREEMENT") providing for Dr. Apfel to serve as our Chief Medical Officer through January 3, 2009. The Apfel Agreement is automatically renewable for one year periods thereafter unless terminated by Dr. Apfel or us upon at least 60 days notice prior to the end of the then scheduled expiration date.

      The Apfel Agreement provides that Dr. Apfel shall be entitled to an initial base annual salary of $220,000. Dr. Apfel shall be entitled to a discretionary bonus following the end of each calendar year, commencing with the calendar year beginning January 1, 2008, of up to 50% of Dr. Apfel's then annual base salary. The amount, if any, of the discretionary bonus will be determined by the Board of Directors or the Compensation Committee. The discretionary bonus, if paid to Dr. Apfel shall be based on the achievement of goals discussed with the executive in good faith and within a reasonable time following the commencement of each calendar year and may be paid in cash or shares of the Common Stock valued at the closing price of the Common Stock on the immediately preceding trading day, for the relevant calendar year (pro-rated for periods of less than a full calendar year).

      Pursuant to the terms of the Apfel Agreement, we granted to Dr. Apfel under the Stock Option Plan fully vested options to purchase 120,000 shares of Common Stock at an exercise price of $1.75 per share.

      Pursuant to the terms of the Apfel Agreement, we granted to Dr. Apfel under the Stock Option Plan options to purchase up to 280,000 shares of Common Stock at an exercise price of $1.75 per share, which will vest and become exercisable as follows: (A) 80,000 shares upon the successful completion, as determined by the Board of Directors, of a Company sponsored Phase III clinical trial of our developmental drug product referred to as ELI-216; (B) 80,000 shares upon the successful completion, as determined by the Board of Directors, of a Company sponsored Phase III clinical trial of our developmental drug product referred to as ELI-154; (C) 80,000 shares upon the successful completion, as determined by the Board of Directors, by us during the term of the Apfel Agreement of a Company sponsored long-term safety study for ELI-216; and (D) 40,000 shares upon the closing of an exclusive product license for the United States national market, or product sale transaction of all of our ownership rights, for either ELI-216 or ELI-154. Upon the earlier to occur of
(x) January 3, 2017 and (y) the termination of Dr. Apfel's employment hereunder, all unvested options granted shall automatically terminate and all vested but unexercised options shall terminate to the extent unexercised within ninety (90) days of such date and in accordance with the terms of the stock option agreement by and between Dr. Apfel and us with respect to the options and the Stock Option Plan. The Apfel Agreement also allows us at our discretion to grant to Dr. Apfel additional options under the Stock Option Plan. The shares of Common Stock issuable upon exercise of the options are subject to an effective registration statement filed with the Securities and Exchange Commission.

      Pursuant to the terms of the Apfel Agreement Dr. Apfel is entitled to a $420 per month automobile allowance, 15 business days of paid vacation per calendar year, and reimbursement of expenses (including business, travel and entertainment) reasonably incurred in the performance of his duties, provided that reimbursement of expenses in excess of $500 per month are subject to the approval of the chief executive officer. Dr. Apfel is entitled to participate in such employee benefit and welfare plans and programs, which may be offered to our senior executives including life insurance, health and accident insurance, medical plans and programs and profit sharing and retirement plans. We will obtain and maintain during the term of the Apfel Agreement a term life insurance policy in the amount of $500,000 on the life of Dr. Apfel payable to the estate of Dr. Apfel in the event of Dr. Apfel's death during the term of the Apfel agreement.

      We have the right to terminate Dr. Apfel's employment due to disability as defined in a long-term disability insurance policy reasonably satisfactory to him or, in the absence of such policy, due to his inability for 120 days in any 12 month period to substantially perform his duties as a result of a physical or mental illness.

      In the event we terminate Dr. Apfel's employment for "Cause" (as such term is defined in the Apfel Agreement) or due to Dr. Apfel's death or disability, or Dr. Apfel terminates his employment for any reason other than "Good Reason" (as defined in the Apfel Agreement), Dr. Apfel or his estate is to receive salary through date of termination, reimbursement for expenses incurred prior to termination, all unvested options will terminate as of the date of termination and vested options are to be exercisable for 90 days from the date of termination.

      In the event of Dr. Apfel's termination by us without Cause or by Dr. Apfel for Good Reason, we are to pay Dr. Apfel, subject to his compliance with certain covenants, including non-competition, non-solicitation, confidentiality and assignment of intellectual property, his base salary for the balance of the calendar year and any accrued but unused vacation, maintain his benefits during the balance of the calendar year, and all unvested options will terminate as of the date of termination and his vested options are to be exercisable for 90 days from date of termination.

      Pursuant to the Apfel Agreement, Dr. Apfel has agreed to covenants not to disclose confidential information and assignment of intellectual property. Additionally, Dr. Apfel has agreed to a two-year non-competition covenant and a two year non-solicitation covenant following termination of employment.

      Dr. Apfel holds an ownership interest in Parallax Clinical Research, a New York-based consulting firm that provides strategic and practical assistance with clinical trial protocol design, planning, initiating and management to biotechnology and small pharmaceutical companies with making the transition from the bench to a clinical development program and during the term of the Apfel Agreement, Dr. Apfel shall continue to devote a portion of his time to Parallax and provides services, on behalf of Parallax, to its clients, provided that such time and services do not interfere with the effective performance of his duties under the Apfel Agreement and such services do not violate any provision of the Apfel Agreement or any of our policies.

      On April 24, 2008, we appointed Dr. Apfel Chief Scientific Officer. This appointment does not modify the Apfel Agreement in any way.

DR. CHARAN BEHL

     On November 13, 2006, we entered into an employment agreement with Dr. Behl as Executive Vice President and Chief Scientific Officer. The employment agreement with Dr. Behl was subsequently amended and restated on February 9, 2007 (as amended and restated, the "BEHL AGREEMENT"), under which Dr. Behl's position was changed from Chief Scientific Officer to Head of Technical Affairs and requiring him to report to our Chief Executive Officer, Chief Scientific Officer and any additional executive officer designated by the Board of Directors.

      The Behl Agreement is for an initial term ending November 13, 2009, subject to automatic one-year renewals unless terminated by Dr. Behl or us upon at least 60 days notice prior to the end of the then scheduled expiration date. We have the right to terminate Dr. Behl's employment due to disability as defined in a long-term disability insurance policy reasonably satisfactory to him or, in the absence of such policy, due to Dr. Behl's inability for 120 days in any 12 month period to substantially perform his duties as a result of a physical or mental illness.

      The Behl Agreement provides for an initial base annual salary of $250,000, a guaranteed bonus of $25,000 payable within 30 calendar days of the end of each fiscal year during the term and a $700 per month automobile allowance. The Behl Agreements provides for payment of a discretionary bonus following the end of each fiscal year of up to 50% of Dr. Behl's then annual base salary. The amount, if any, of the discretionary bonus will be determined by the Board of Directors or the Compensation Committee. The discretionary bonus, if paid to Dr. Behl, is to be based on the achievement of goals discussed with the executive in good faith and within a reasonable time following the commencement of each fiscal year and may be paid in cash or shares of our Common Stock valued at the average of the closing price per share during the five trading days immediately preceding the date of issuance of the shares. For the year ended March 31, 2008, Dr. Behl is to receive a $25,000 bonus.

      The Behl Agreement provides for the grant under the Stock Option Plan of fully-vested options to purchase 250,000 shares of Common Stock at an exercise price of $2.25 per share. The Behl Agreement also provides for the grant of options to purchase up to 300,000 shares of Common Stock at an exercise price of $2.25 per share which vest in two 150,000 share tranches upon the closing of an exclusive product license for the United States national market, the entire European Union Market or the Japan market or a product sale transaction of all our ownership rights in the United States (only once for each product) for our first drug developed by us for which the FDA approval will be sought under a Non-Generic Opiod Product as to the first tranche and as to our second Non-Generic Opioid Drug for the second tranche.

      The Behl Agreement also provides for the grant of options to purchase up to 200,000 shares of Common Stock at an exercise price of $2.25 per share (the "BEHL MILESTONE Options") with the Behl Milestone Options to vest (A) as to not more than 125,000 shares and 75,000 shares, respectively, upon the commencement of the first Phase III clinical trial relating to the first and then the second Non-Generic Opioid Drug developed by us; (B) 50,000 shares upon the closing of each product license or product sale transaction (on a product by product basis and only once for each product) other than Non-Generic Opioid Drugs for which options were granted above; (C) 10,000 shares upon the filing by us (in our name) with the FDA of either an ANDA or a NDA for a product not covered by a previous FDA application; (D) 40,000 shares upon the approval by the FDA of any ANDA or NDA (filed in our name) for a product not previously approved by the FDA; (E) 25,000 shares upon the filing of an application for a U.S. patent by us (in our name); and (F) 25,000 shares upon the granting by the PTO of a patent to us filed in our name or an approval of an ANDA or NDA; provided, however, that the foregoing options terminate upon Dr. Behl's termination of employment except that options under (D) and (F) nevertheless vest if the filing was made during the initial term but prior to termination of the executive's employment by us without cause and the approval was made within 540 days of the filing of the ANDA, NDA or patent application.

      We also agreed that if all 200,000 Behl Milestone Options have fully vested during the initial term of the Behl Agreement, we will grant under the Stock Option Plan to Dr. Behl at the end of the first current fiscal year in which the following event occurs fully vested additional options to purchase the following shares at the fair market value on the date of grant (the "ADDITIONAL BEHL MILESTONE OPTIONS"): (a) to the extent not previously vested with respect to his comparable Milestone Options: (i) up to 125,000 shares upon the commencement of the first Phase III clinical trial relating to the first Non-Generic Opioid Drug developed by us; and (ii) up to an additional 125,000 shares as to such trial relating to the second Non-Generic Opioid Drug developed by us, (b) 50,000 shares upon the closing of each product license for the United States national market or product sale transaction of all ownership rights (on a product by product basis and only once for each product); (c) 10,000 shares upon the filing by us (in our name) with the FDA of either an ANDA or NDA for a product not covered by a previous FDA application for each drug product of us, other than the Non-Generic Opioid Drugs for which any Opioid Option was granted under the Behl Agreement; (d) 40,000 shares upon the approval by the FDA of any ANDA, NDA or 505(b)(2) application filed in our name for a product not previously approved by the FDA; (e) 25,000 shares in the event of the filing of an application of an additional U.S. patent by us (filed in our name); and (f) 25,000 shares in the event of the granting by the PTO of the foregoing additional patent applications to us (filed in our name).

      The Behl Agreement allows us at our discretion to grant to Dr. Behl additional options under the Stock Option Plan and provides Dr. Behl the right to register at our expense for reoffering shares issued upon exercise of the options under the Securities Act of 1933, as amended, in certain registration statements filed by us with respect to offerings of securities by us.

      The Behl Agreement provides that in the event we terminate his employment for Cause (as defined in the Behl Agreement) or Dr. Behl terminates his employment without Good Reason (as defined in the Behl Agreement), he is to receive salary through date of termination, reimbursement for expenses incurred prior to termination, all unvested options will terminate as of the date of termination and vested options will be governed by the terms of the Stock Option Plan and the related option agreement. In the event of a termination due to death, disability or by us without Cause or by Dr. Behl for Good Reason, we are to pay Dr. Behl or his estate subject to his compliance with certain covenants, including non-competition, non-solicitation, confidentiality and assignment of intellectual property, his base salary for the longer of the balance of the initial term or one year from date of termination, continue health insurance coverage for 12 months from termination and his vested options are to be exercisable for 90 days from date of termination. The Behl Agreement provides that the definition of "Cause" has been amended to include a determination by the Board of Directors, in its sole discretion, that the employment of Dr. Behl should terminate, provided that such termination will be effective on the 30th day after the written notice to Dr. Behl of such determination.

      In the event the employment of Dr. Behl is terminated by us following a Change of Control of Elite, he will be entitled to the amounts payable as a result of termination by us without cause plus a lump sum payment of $500,000 and all unvested options shall immediately vest and along with unexercised vested options be exercisable within 90 days from the date of termination. Change of Control is defined as the acquisition of Elite pursuant to a merger or consolidation which results in the reduction to less than 50% of the shares outstanding upon consummation of the holders of its outstanding shares immediately prior thereto or sale of substantially all our assets or capital stock to another person, or the acquisition by a person or a related group in a single transaction or a series of related transaction of more than 50% of the combined voting power of Elite's outstanding voting securities.

      Dr. Behl has agreed to a one-year non-competition covenant and a two year non-solicitation covenant following termination of employment.

      Dr. Behl is to be reimbursed for expenses (including business, travel and entertainment) reasonably incurred in the performance of his duties, provided that reimbursement of expenses in excess of $2,000 per month are subject to the approval of our chief executive officer. Dr. Behl is entitled to participate in such employee benefit and welfare plans and programs, which may be offered to our senior executives including life insurance, health and accident, medical plans and programs and profit sharing and retirement plans.

MR. GITTELMAN

      On February 26, 1998, we entered into an agreement with Gittelman & Co., P.C., whereby fees are paid to Gittelman & Co., P.C., a firm wholly-owned by Mark I. Gittelman, our

Chief Financial Officer, Secretary and Treasurer, in consideration for services rendered by the firm as internal accountant and financial and management consultant to us. The firm's services include the services rendered by Mr. Gittelman in his capacity as Chief Financial Officer, Secretary and Treasurer. For the fiscal years ended March 31, 2008, 2007 and 2006, the fees paid by us under the agreement were $176,206, $151,214 and $154,704, respectively. The services rendered by the firm to us for the fiscal years ended March 31, 2008, 2007 and 2006 averaged 105, 98 and 103 hours per month, respectively, of which an average of 25 hours per month were services rendered by Mr. Gittelman in his capacity as an officer of Elite.

DR. SUBRAMANIAN

      Dr. Subramanian entered into an Advisory Services Agreement with us on December 6, 2006, the terms of which are summarized under the caption "Certain Related Person Transactions." On April 24, 2008, Dr. Subramanian resigned as our acting Chief Scientific Officer.

                                 HEDGING POLICY

      We do not permit the Named Executive Officers to "hedge" ownership by engaging in short sales or trading in any options contracts involving our securities.

                        OPTION EXERCISES AND STOCK VESTED

      No options have been exercised by our Named Executive Officers during fiscal year ended March 31, 2008.

                                PENSION BENEFITS

      We do not provide pension benefits to the Named Executive Officers.

                       NONQUALIFIED DEFERRED COMPENSATION

      We do not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

            POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

      Please see the discussion under "Compensation Discussion and Analysis - Agreements with Named Executive Officers."

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Board of Directors recommends that the Compensation Discussion and Analysis be included in this Proxy Statement.

                                             COMPENSATION COMMITTEE
                                             Barry Dash
                                             Robert J. Levenson
                                             Melvin Van Woert

              COMPENSATION OF EXECUTIVE OFFICERS AND KEY EMPLOYEES

SUMMARY COMPENSATION TABLE

      The table below summarizes the compensation information in respect of the Named Executive Officers for the fiscal years ended March 31, 2008, 2007 and 2006.

                                                                                            CHANGE IN
                                                                                          PENSION VALUE
                                                                                               AND
                                                                                          NONQUALIFIED
                                                     STOCK     OPTION      NON-EQUITY       DEFERRED
NAME AND                  YEAR    SALARY    BONUS   AWARDS     AWARDS    INCENTIVE PLAN   COMPENSATION     ALL OTHER
PRINCIPAL                  (1)               (2)      (3)        (4)      COMPENSATION      EARNINGS     COMPENSATION        TOTAL
POSITION                            ($)      ($)      ($)        ($)           ($)             ($)            ($)             ($)
------------------       -------  -------  -------  ------     -------   --------------   ------------   ------------        -----
Bernard Berk             2007-08  330,140  165,070       --         --           --             --           21,260(8)      516,470
    President and
    Chief                2006-07  330,140   63,063       --    574,422           --             --           21,260(8)      988,885
    Executive
    Officer              2005-06  344,295  150,000       --    379,439           --             --               --         873,734

Mark Gittelman           2007-08       --       --       --         --           --             --               --              --
    Chief
    Financial            2006-07       --       --       --     83,293           --             --               --          83,293
    Officer
                         2005-06       --       --       --     23,100           --             --               --          23,100

Christopher Dick         2007-08  200,000   25,000       --         --           --             --            8,400(9)      233,400
    Executive Vice
    President            2006-07  168,750   25,000       --    482,037           --             --            3,150(10)     678,937
    of Corporate
    Development          2005-06  150,000   25,000       --         --           --             --               --         175,000

Charan Behl(5)           2007-08  250,000   25,000       --         --           --             --               --         275,000
    Head of Technical
    Affairs              2006-07  344,135   25,000       --    482,037           --             --               --         851,172

                         2005-06  450,000       --       --         --           --             --               --         450,000

Veerappan Subramanian(6) 2007-08       --       --       --         --           --             --               --              --
    Former               2006-07       --       --       --  1,114,445           --             --               --       1,114,445
    Chief Scientific
    Officer              2005-06       --       --       --         --           --             --               --              --

Stuart Apfel(7)
    Chief
    Medical              2007-08   55,000       --       --    354,760           --             --            1,260(11)     411,020
    Officer and
    Chief                2006-07       --       --       --         --           --             --               --              --
    Scientific
    Officer              2005-06       --       --       --         --           --             --               --              --

1 The information is provided for each fiscal year which begins on April 1 and ends on March 31.

2 Bonuses paid to Mr. Berk represent discretionary bonuses and bonuses paid to Mr. Dick and Dr. Behl represents guaranteed bonuses.

3 No stock awards were granted to the Named Executive Officers in the fiscal years ended March 31, 2008, 2007 and 2006.

4 The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards. The assumptions used to determine the fair value of the option awards for fiscal year ended March 31, 2007 are set forth in
      Note 3 of our financial statements included in our Form 10-Q for the quarter ended December 31, 2006. The assumptions used to determine the fair value of the option awards for fiscal years ended March 31, 2006 and 2005 are set forth in Note 9 of our audited consolidated financial statements included in our Form 10-K for fiscal year ended March 31, 2006. Our Named Executive Officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

5 Dr. Behl was Executive Vice President and Chief Scientific Officer from March 9, 2006 to February 9, 2007 and has been Head of Technical Affairs since February 9, 2007.

6 Dr. Subramanian was acting Chief Scientific Officer from February 9, 2007 to April 24, 2008.

7 Dr. Apfel has been Chief Medical Officer since January 3, 2008 and Chief Scientific Officer since April 24, 2008.

8 Represents $16,345 for auto and parking allowance and $4,915 for life insurance premiums.

9     Represents $8,400 for auto and parking allowance.

10    Represents $3,150 for auto and parking allowance.

11    Represents $1,260 for auto and parking allowance.

                           GRANTS OF PLAN-BASED AWARDS

      The following table sets forth information regarding grants of plan based awards to the Named Executive Officers during the fiscal year ended March 31, 2008.

                                                                      ESTIMATED FUTURE PAYOUTS     ALL OTHER    ALL OTHER
                                    ESTIMATED POSSIBLE PAYOUTS                  UNDER                STOCK       OPTION
                                    UNDER NON-EQUITY INCENTIVE          EQUITY INCENTIVE PLAN        AWARDS:     AWARDS:
                                             PLAN AWARDS                        AWARDS             NUMBER OF   NUMBER OF
                                  -------------------------------   ----------------------------   SHARES OF   SECURITIES
                         GRANT    THRESHOLD    TARGET    MAXIMUM    THRESHOLD   TARGET   MAXIMUM   STOCK OR    UNDERLYING
NAME                     DATE        ($)         ($)       ($)         (#)       (#)       (#)     UNITS (#)   OPTIONS (#)
---------------------   -------   ----------   -------   --------   ---------   ------   -------   ---------   -----------
Stuart Apfel            1/03/08                                                                                   120,000
   Chief Medical
   Officer and Chief    1/03/08                                                                                   280,000
   Scientific Officer


                                               GRANT
                                             DATE FAIR
                               EXERCISE OR   VALUE OF
                               BASE PRICE    STOCK AND
                                OF OPTION     OPTION
                                 AWARDS       AWARDS
NAME                             ($/SH)         (1)
---------------------          -----------   ---------
Stuart Apfel                      $1.75       106,428
   Chief Medical
   Officer and Chief              $1.75       248,332
   Scientific Officer

1 The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards. The assumptions used to determine the fair value of the option awards for fiscal year ended March 31, 2008 are set forth as follows: The per share weighted average of the above mentioned stock options was .8869 using the Black-Scholes options pricing model with the following weighted average assumptions: no dividend yield; expected volatility of 33%; risk free interest rate of 4.00% and expected lives of ten (10) years. Our Named Executive Officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

      The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of March 31, 2008.

                                                   OPTION AWARDS                                      STOCK AWARDS
                    -------------------------------------------------------------------------   -------------------------

                                                          EQUITY
                                                      INCENTIVE PLAN
                                                          AWARDS
                     NUMBER OF          NUMBER OF       NUMBER OF                               NUMBER OF    MARKET VALUE
                    SECURITIES         SECURITIES       SECURITIES                              SHARES OR    OF SHARES OR
                    UNDERLYING         UNDERLYING       UNDERLYING                               UNITS OF      UNITS OF
                    UNEXERCISED        UNEXERCISED     UNEXERCISED      OPTION                  STOCK HELD    STOCK HELD
                      OPTIONS            OPTIONS         UNEARNED      EXERCISE      OPTION     THAT HAVE      THAT HAVE
                        (#)                (#)           OPTIONS         PRICE     EXPIRATION   NOT VESTED    NOT VESTED
NAME                EXERCISABLE       UNEXERCISABLE        (#)            ($)         DATE         (#)            ($)
----                -----------       -------------   ---------------  --------    ----------   ----------   ------------
Bernard Berk            300,000(1)               --               --       $2.01    06/03/13            --              --
    President and       225,000(2)               --               --       $2.15    07/22/13            --              --
    Chief                30,000(3)               --               --       $2.34    06/22/14            --              --
    Executive            10,000(4)               --               --       $2.75    08/30/15            --              --
    Officer              10,000(4)               --               --       $2.75    08/30/15            --              --
                             --              10,000(4)            --       $2.75    08/30/15            --              --
                        100,000(5)               --               --       $2.69    09/02/15            --              --
                             --             100,000(5)            --       $2.69    09/02/15            --              --
                             --                  --          400,000(6)    $2.69    09/02/15            --              --
                             --                  --          150,000(7)    $3.00    11/13/16            --              --
                             --                  --          150,000(8)    $3.00    11/13/16            --              --


Mark Gittelman           10,000(9)               --               --       $2.34    03/08/14            --              --
    Chief                 6,666(10)              --               --       $2.80    07/14/15            --              --
    Financial             6,667(10)              --               --       $2.80    07/14/15            --              --
    Officer                  --               6,667(10)           --       $2.80    07/14/15            --              --
                         23,333(11)              --               --       $2.26    05/03/16            --              --
                             --              23,333(11)           --       $2.26    05/03/16            --              --
                             --              23,334(11)           --       $2.26    05/03/16            --              --


Christopher Dick         10,000(12)              --               --       $2.34    10/31/12            --              --
    Executive            10,000(12)              --               --       $2.34    10/31/12            --              --
    Vice                 10,000(12)              --               --       $2.34    10/31/12            --              --
    President of         10,000(13)              --               --       $2.21    06/13/13            --              --
    Corporate            10,000(13)              --               --       $2.21    06/13/13            --              --
    Development          10,000(13)              --               --       $2.21    06/13/13            --              --
                         40,000(14)              --               --       $2.80    07/14/15            --              --
                        250,000(15)              --               --       $2.25    11/13/16            --              --
                             --                  --          150,000(7)    $2.25    11/13/16            --              --
                             --                  --          150,000(8)    $2.25    11/13/16            --              --
                             --                  --          200,000(6)    $2.25    11/13/16            --              --


Charan Behl             250,000(15)              --               --       $2.25    11/13/16            --              --
    Head of                                      --          150,000(7)    $2.25    11/13/16            --              --
    Technical                --                  --          150,000(8)    $2.25    11/13/16            --              --
    Affairs                  --                  --          200,000(6)    $2.25    11/13/16            --              --


Veerappan               250,000(16)              --               --       $2.13    12/16/16            --              --
Subramanian             250,000(16)              --               --       $2.13    12/16/16            --              --
    Former              250,000(16)              --               --       $2.13    12/16/16            --              --
    Chief               250,000(16)              --               --       $2.13    12/16/16            --              --
    Scientific
    Officer


Stuart Apfel            120,000(17)                                        $1.75    1/03/18
    Chief                                                    280,000(18)   $1.75    1/03/18             --              --
    Medical
    Officer and
    Chief
    Scientific
    Officer


                               STOCK AWARDS
                   ----------------------------------
                        EQUITY
                    INCENTIVE PLAN   EQUITY INCENTIVE
                       AWARDS:         PLAN AWARDS:
                      NUMBER OF          MARKET OR
                       UNEARNED       PAYOUT VALUE OF
                    SHARES, UNITS        UNEARNED
                       OR OTHER      SHARES, UNITS OR
                     RIGHTS THAT       OTHER RIGHTS
                       HAVE NOT        THAT HAVE NOT
                        VESTED            VESTED
NAME                     (#)                ($)
----                ---------------------------------
Bernard Berk                    --                  --
    President and               --                  --
    Chief                       --                  --
    Executive                   --                  --
    Officer                     --                  --
                                --                  --
                                --                  --
                                --                  --
                                --                  --
                                --                  --
                                --                  --


Mark Gittelman                  --                  --
    Chief                       --                  --
    Financial                   --                  --
    Officer                     --                  --
                                --                  --
                                --                  --
                                --                  --


Christopher Dick                --                  --
    Executive                   --                  --
    Vice                        --                  --
    President of                --                  --
    Corporate                   --                  --
    Development                 --                  --
                                --                  --
                                --                  --
                                --                  --
                                --                  --
                                --                  --


Charan Behl                     --                  --
    Head of                     --                  --
    Technical                   --                  --
    Affairs                     --                  --


Veerappan                       --                  --
Subramanian                     --                  --
    Former                      --                  --
    Chief                       --                  --
    Scientific
    Officer


Stuart Apfel
    Chief                       --                  --
    Medical
    Officer and
    Chief
    Scientific
    Officer

1     These options vested as of June 3, 2003.

2     These options vested as of September 2, 2005

3     These options vested on June 22, 2004.

4 These options vest in annual increments over a three year period on August 30, 2006, August 30, 2007 and August 30, 2008, respectively.

5 These options vested in annual increments over a two year period on September 2, 2006 and September 2, 2007, respectively.

6 These options vest as follows: (i) upon the commencement of the first Phase III clinical trial relating to the first "Non-Generic Opioid Drug" developed by us as to 125,000 options and relating to the second "Non-Generic Opioid Drug" developed by the company as to 75,000 options;
      (ii) 50,000 shares of Common Stock shall vest and become immediately exercisable in full only upon the closing of an exclusive product license for the United States national market or product sale transaction of all of our ownership rights (on a product by product basis and only once for each individual product) for each Company drug product, other than the "Non-Generic Opioid Drugs" for which the "Non-Generic Opioid Drug" options were granted; (iii) 10,000 options upon the filing by us (in our name) with the United States Food and Drug Administration (the "FDA") of either an abbreviated new drug application (an "ANDA") or a new drug application (a "NDA") (including a NDA filed with the FDA, for a product not covered by a previous FDA application); (iv) 40,000 options upon the approval by the FDA of any ANDA or NDA (filed in our name) for a product not previously approved by the FDA; (v) 25,000 options upon filing of an application for U.S. patent by us (filed in our name); and (vi) 25,000 options upon the granting by U.S. Patent and Trademark Office of a patent to us (filed in our name).

7 These options vest upon the closing of an exclusive product license for the first of the United States national market, the entire European Union market or the Japan market or product sale transaction of all of our ownership rights in the United States (only once for each individual product) for our first Non-Generic Opioid Drug.

8 These options vest upon the closing of an exclusive product license for the United States national market, the entire European Union market or the Japan market or product sale transaction of all of our ownership rights in the United States (only once for each individual product) for our second Non-Generic Opioid Drug.

9     These options vested on June 22, 2004.

10 These options vest in annual increments over a three year period on July 14, 2006, July 14, 2007 and July 14, 2008, respectively.

11 These options vest in annual increments over a three year period on May 3, 2007, May 3, 2008 and May 3, 2009, respectively.

12    These options vested on November 1, 2003, 2004 and 2005, respectively.

13    These options vested on June 13, 2004, 2005 and 2006, respectively.

14    These options vested on July 14, 2005.

15    These options vested on November 13, 2006.

16 These options vested as follows: (i) 250,000 on December 6, 2006, (ii) 250,000 on May 6, 2007, (iii) 250,000 on December 6, 2007 and (iv) 250,000
      on our acceptance of the initial business plan of Novel Laboratories, Inc. ("Novel").

17    These options vested on January 3, 2008.

18 These options vest as follows: (i) 80,000 shares upon the successful completion, as determined by the Board, of a Company sponsored Phase III clinical trial of the Company's developmental drug product referred to as ELI-216; (ii) 80,000 shares upon the successful completion, as determined by the Board, of a Company sponsored Phase III clinical trial of the Company's developmental drug product referred to as ELI-154; (iii) 80,000 shares upon the successful completion, as determined by the Board, by the Company during the term of the Employment Agreement of a Company sponsored long-term safety study for the Company's developmental drug product referred to as ELI-216; and (iv) 40,000 shares upon the closing of an exclusive product license for the United States national market, or product sale transaction of all of the Company's ownership rights, for either ELI-216 or ELI-154.

                              DIRECTOR COMPENSATION

      The following table sets forth director compensation for the year ended March 31, 2008:

                                                                                  CHANGE IN PENSION
                                                                                      VALUE AND
                        FEES PAID OR                            NON EQUITY      NONQUALIFIED DEFERRED
                          EARNED IN      STOCK     OPTION     INCENTIVE PLAN         COMPENSATION          ALL OTHER
                            CASH         AWARDS    AWARDS      COMPENSATION            EARNINGS          COMPENSATION    TOTAL
NAME                         ($)          ($)        ($)            ($)                  ($)                  ($)         ($)
----                    ------------------------------------------------------------------------------------------------------
Bernard Berk                 6,000        --          --             --                    --                  --        6,000
Barry Dash                  12,000        --      50,616(1)          --                    --                  --       62,616
Robert J. Levenson          12,000        --      50,616(1)          --                    --                  --       62,616
Melvin Van Woert            12,000        --      50,616(1)          --                    --                  --       62,616
Veerappan Subramanian        2,000        --          --             --                    --                  --        2,000

(1) Represents 90,000 options of which 30,000 vest during the period commencing on January 24, 2008 and ending June 26, 2008; 30,000 vest during the period commencing on June 27, 2008 and ending on June 26, 2009 and 30,000 vest during the period commencing on June 27, 2009 and ending on June 26, 2010; provided, however that the options shall fully vest upon the director's death, disability, retirement as a director or removal as a director without cause at the request of the Board of Directors.

FEE COMPENSATION

      Prior to January 1, 2008, each Director received $2,000 per each meeting such Director attends. As of January 1, 2008, the Company's policy regarding director fees has been revised as follows: (i) Directors who are employees or consultants of the Company (and/or any of its subsidiaries) receive no additional remuneration for serving as directors or members of committees of the Board; (ii) all Directors are entitled to reimbursement for out-of-pocket expenses incurred by them in connection with their attendance at the Board or committee meetings; (iii) Directors who are not employees or consultants of the Company (and/or any of its subsidiaries) receive $15,000 annual retainer fee for their service on the Board and all committees; (iv) Directors who are not employees or consultants of the Company (and/or any of its subsidiaries) receive a per board meeting fee of $1,000 for each board meeting and a per committee meeting fee of $1,000 for each committee meeting attended by such Director; provided that the chairperson of the committee conducting such meeting shall (in place of the $1,000 meeting fee) receive a per committee meeting fee of $1,500 for each committee meeting attended; and (v) for purposes of the compensation schedule set forth above, (x) a meeting shall only constitute a meeting of the Board or a committee entitling a participant to a meeting fee if such meeting extends to at least sixty (60) minutes (including the time of any reconvened portion of a meeting after an adjournment), (y) a meeting shall include all meetings attended in-person (whether at the Company's offices or at any other location) or via telephone conference, and (z) only one fee may be payable to Director and/or committee member per calendar day. Except as described in this section, non-employee Directors do not receive any additional compensation for their services on the Board of Directors.

EQUITY COMPENSATION

      Members of the Board of Directors during the fiscal years ended March 31, 2007 and 2008 did not receive any options or equity compensation for serving as directors other than the grant of 90,000 options to each of the independent directors in January, 2008.

OTHER

      The Company has entered into indemnification agreements with each of its directors to indemnify them to the fullest extent permitted under Delaware General Corporation Law.

            REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

      All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors. If a Director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, our best interests and the best interests of our stockholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on us or the related person in connection with the transaction.

      In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

                       CERTAIN RELATED PERSON TRANSACTIONS

TRANSACTIONS WITH DR. SUBRAMANIAN AND VGS PHARMA LLC

      On December 6, 2006, we entered into a Strategic Alliance Agreement with Dr. Subramanian and VGS Pharma, LLC, a Delaware limited liability company ("VGS"), under which (i) Dr. Subramanian was appointed to our Board of Directors, (ii) VGS made a $2,000,000 equity investment in Elite, (iii) we engaged Dr. Subramanian to serve as our strategic advisor on the research, development and commercialization of our existing pipeline and (iv) we, together with VGS formed Novel Laboratories Inc., a Delaware corporation ("Novel"), as a separate specialty pharmaceutical company for the research, development, manufacturing, licensing and acquisition of specialty generic pharmaceuticals. VGS is wholly-owned subsidiary of Kali Capital, L.P., which is controlled by Kali Management, LLC ("KALI"), its general partner, and Kali is controlled by Anu Subramanian, its managing member and daughter of Dr. Subramanian.

      The specialty pharmaceutical product initiative of the strategic alliance between Elite and Dr. Subramanian is to be conducted by Novel, of which we acquired 49% and VGS acquired 51% of its Class A Voting Common Stock for $9,800 and $10,200 respectively. Pursuant to the Alliance Agreement, VGS acquired for $2,000,000: (i) 957,396 shares of our Common Stock at approximately $2.089 per share and (ii) a five year Warrant to purchase 478,698 shares of our Common Stock, for cash, at an exercise price of $3.00 per share, subject to adjustment upon the occurrence of certain events.

      We contributed $5,000,000 to Novel. During the three months ended December 31, 2007, we elected not to fund our remaining contributions to Novel upon the terms set forth in the Alliance Agreement because (i) we had reached agreement with the FDA under a Special Protocol Assessment on the Phase III clinical trial of ELI-216, Elite's Abuse Deterrent Oxycodone product and determined that our funds would be better used to support the clinical trials for ELI-216 and (ii) we determined we would utilize our rights to participate in future equity investment in Novel rather than invest at the valuation set forth under the Alliance Agreement in order to maintain our 49% interest in the Class A Voting Common Stock of Novel.

      We and VGS negotiated alternative structures that would permit investments by us at valuations which differed from those set forth in the Alliance Agreement, however we were unable to agree upon an alternative acceptable to both parties. Accordingly, upon our determination not to fund our remaining contributions to Novel at the valuation set forth in the Alliance Agreement, VGS exercised its rights under the Stockholders Agreement to purchase from us shares of Class A Voting Common Stock of Novel proportionate to the amount of remaining contributions which were not funded by us. As a result, our remaining ownership interest in Class A Voting Common Stock of Novel is approximately 10% of the outstanding shares of Class A Voting Common Stock of Novel.

      Pursuant to an advisory agreement, Dr. Subramanian had agreed to provide advisory services to us, including but not limited to, assisting in the implementation of current and new drug product development projects of Elite and assisting in the recruitment of additional R&D staff members. As an inducement to enter into the agreement, we granted Dr. Subramanian a non-qualified stock option to purchase up to 1,750,000 shares of Common Stock (the "OPTION SHARES") at a price of $2.13 per share of which 1,000,000 options have vested and 750,000 unvested options have terminated.

TRANSACTIONS WITH MARK GITTELMAN AND GITTELMAN & CO. P.C.

      For a description of the agreement between Elite and Gittelman & Co., P.C., please see "Compensation Discussion Analysis - Agreements with Named Executive Officers and Key Employees". Mark Gittelman, our chief financial officer is the principal of Gittelman & Co., P.C.

TRANSACTIONS WITH DR. APFEL

      From January 8, 2007 December 31, 2007, Dr. Apfel provided consulting services to us through Parallex Clinical Research, which included, without limitation, assistance in development and execution of our regulatory and clinical program with respect to our abuse resistance opioid products. Parallex Clinical Research received $52,843 as consulting fees for his services.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      To our knowledge, there was no person who, at any time during the fiscal year ended March 31, 2008, was a director, officer or beneficial owner of more than 10% of any class of our equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, who failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934. Dr. Barry Dash filed one late Form 4 since the fiscal year ended March 31, 2008.

                              STOCKHOLDER PROPOSALS

      The deadline for submitting a stockholder proposal under Rule 14a-8 of the Securities Exchange Act ("Rule 14a-8) for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is October 26, 2008. Stockholders wishing to submit proposals outside of Rule 14a-8 must do so no later than December 13, 2008 to be eligible for presentation at the next annual meeting of stockholders.

      Any proposal should be addressed to Mark I. Gittelman, Secretary, Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647 and should be sent by certified mail, return receipt requested.

                         HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

      Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Elite Pharmaceuticals, Inc., Attn: Mark Gittelman, Secretary, 165 Ludlow Avenue, Northvale, New Jersey 07647. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site that provides access, without charge, to reports, proxy statements and other information about issuers, like Elite, who file electronically with the SEC. The address of that site is http://www.sec.gov.

      You also may obtain copies of these materials by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580 Washington, D.C, 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at l-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

                              Public Reference Room
                               100 F Street, N.E.
                                    Room 1580
                             Washington, D.C. 20549

      You can also obtain, without charge, reports, proxy statements and other information, including without limitation, any information we may incorporate by reference herein, about the Company, by contacting: Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647, Attn: Corporate Secretary, telephone: (201) 750-2646, facsimile: (201) 750-2755.

                                  OTHER MATTERS

      A copy of our Annual Report on Form 10K for the fiscal year ended March 31, 2007, including financial statements, accompanies this proxy statement. We are incorporating by reference from this Annual Report the financial statements and supplementary data, the management discussion and analysis of financial condition and results of operation and quantitative and qualitative disclosures about market risk.

May 27, 2008            By Order of the Board of Directors
                        Mark I. Gittelman, Secretary

                                   APPENDIX A

                           ELITE PHARMACEUTICALS, INC.
                CHARTER AND POWERS OF THE COMPENSATION COMMITTEE


STATEMENT OF POLICY

   The Compensation Committee of the Board of Directors (the "Compensation Committee") of Elite Pharmaceuticals, Inc. (the "Company") shall provide assistance to the Board of Directors in discharging the Board of Directors' responsibilities relating to management organization, performance, compensation and succession.

ORGANIZATION

   The members of the Compensation Committee shall be appointed by the Board of Directors from time to time upon a determination by the Board of Directors that the nominees meet all required qualifications for Compensation Committee membership. The Board may designate one of the Committee members as the Chair of this Committee. Members of the Compensation Committee may be removed by the Board of Directors. The Compensation Committee has the authority to retain and terminate advisors to assist in discharging its duties, including the authority to approve such advisors' fees and retention terms. A majority in number of the members of the Compensation Committee shall be a quorum to transact business.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

      In discharging its responsibilities for management organization, performance, compensation and succession, the Compensation Committee shall have direct responsibility to:

      1. Hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Compensation Committee.

      2. Consider and authorize the compensation philosophy for the Company's personnel.

      3. Review and approve corporate goals and objectives relevant to chief executive officer and executive officer compensation, evaluate chief executive officer and executive officer performance in light of those goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determine and approve chief executive officer and executive officer compensation based on this evaluation.

      4. Review and approve the terms of the offer letters, employment agreements, severance agreements, change-in-control agreements, indemnification agreements and other material agreements between the Company and its Chief Executive Officer and executive officers.

      5. Annually review and approve perquisites for the chief executive officer and executive officers.

      6. Consider and approve the report of the Compensation Committee for inclusion in the Company's proxy statement.

      7. Make recommendations to the Board of Directors with respect to the Company's employee benefit plans.

      8. Administer incentive, deferred compensation and equity based plans.

      9. Annually review and update this Charter for consideration by the Board of Directors.

      10. Annually evaluate performance and function of the Compensation Committee.

      11. Report the matters considered and actions taken by the Compensation Committee to the Board of Directors.

      12. Maintain minutes or other records of meetings and activities of the Compensation Committee.

      13. Review the powers of the Compensation Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities.

      Nothing in this Charter shall be construed as precluding discussions of chief executive officer and executive officer compensation with the Board of Directors generally, as it is not the intent of this Charter to impair communication among members of the Board of Directors.

Effective: July 11, 2007

                           ELITE PHARMACEUTICALS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  June 26, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Bernard Berk and Mark I. Gittelman, and each of them, with full power of substitution, to vote, as a holder of the Common Stock, par value $0.01 per share ("Common Stock"), of Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), all the shares of Common Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, NY 10022, on June 26, 2008 at 10:00 a.m. EST, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

THE BOARD OF DIRECTORS RECOMMENDS THE VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED BELOW AND PROPOSALS 2, 3, 4, 5 AND 6.

1. Election of Directors: Bernard Berk, Barry Dash, Melvin Van Woert, and Robert
J. Levenson


          FOR all Nominees  [ ]    WITHHOLD for all Nominees  [ ]

If you do not wish your shares voted FOR a nominee, draw a line through that person's name above.

2. Proposal to approve and ratify the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 65,000,000 to 150,000,000.

         FOR [ ]              AGAINST [ ]            ABSTAIN  [ ]

3. Proposal to approve and ratify the amendment to the Certificate of Incorporation to provide that holders of Common Stock are not entitled to vote on any amendment to the Company's Certificate of Incorporation (including any Preferred Stock certificate of designation) that relates solely to the terms of one or more outstanding series of the Company's Preferred Stock if the holders of such affected series are entitled to vote on such amendment.

         FOR [ ]              AGAINST [ ]            ABSTAIN  [ ]

4. Proposal to ratify certain amendments made to the Company's Certificate of Incorporation which relate solely to the Company's Series B Preferred Stock which were previously approved by a majority of the holders of the Series B Preferred Stock.

         FOR [ ]              AGAINST [ ]            ABSTAIN  [ ]

5. Proposal to approve and ratify the amendment to the Stock Option Plan to increase the number of shares of Common Stock reserved under the Stock Option Plan from 7,000,000 to 10,000,000.

         FOR [ ]              AGAINST [ ]            ABSTAIN  [ ]

6. Proposal to ratify the appointment of the independent auditors.

         FOR [ ]              AGAINST [ ]            ABSTAIN  [ ]

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.

      THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.

BACK OF CARD

      PROPERLY EXECUTED AND RETURNED PROXY CARDS WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS AND PROPOSALS 2, 3, 4, 5 AND 6 AS DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

      You may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder.

(Please sign exactly as the name appears below. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.)




Dated:
      --------------------                    ----------------------------------
                                                    Signature

---------------------------
PLEASE COMPLETE, SIGN,
DATE AND RETURN THE
PROXY CARD PROMPTLY
USING THE ENCLOSED
ENVELOPE.
---------------------------

                                              ----------------------------------
                                              Signature, if held by joint owners